UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☑                     Filed by a Party Other than the Registrant  ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

HOUGHTON MIFFLIN HARCOURT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2016

Dear Stockholders:

I would like to invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company, to be held at the Westin Copley Place Hotel, located at 10 Huntington Avenue, Boston, Massachusetts 02116, on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

At the Annual Meeting, we will ask you to elect the seven director nominees listed in the proxy statement, consider a non-binding, advisory vote to approve the compensation of our named executive officers and ratify the appointment of our independent registered public accounting firm for 2016. We will also discuss any other business matters properly brought before the Annual Meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct and provides information about Houghton Mifflin Harcourt Company that you should consider when you vote your shares at the Annual Meeting.

The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, we encourage you to complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting or to access the proxy materials and vote via the Internet or telephone in accordance with the “notice and access” letter you will receive. Your proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the Annual Meeting. Thank you for your ongoing support of HMH.

Very truly yours,

Linda K. Zecher

President & Chief Executive Officer

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PROXY VOTING METHODS

If, at the close of business on March 22, 2016, you were a stockholder of record, you may vote your shares by proxy on the Internet, by telephone or by mail, or you may also vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies or change your vote at the times and as described in the “General Information” section of this proxy statement.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 16, 2016 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website indicated on the Notice of Internet Availability of Proxy Materials (the “Notice”) and follow the instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice or on your proxy card.

BY TELEPHONE

•	From a touch-tone telephone, dial the toll-free number on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice or on your proxy card.

BY MAIL

•	If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

If your Houghton Mifflin Harcourt Company shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Proposals 1 and 2 (Election of Directors and Advisory Vote on Executive Compensation) are non-discretionary items. Proposal 3 (Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm) is a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

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222 Berkeley Street

Boston, Massachusetts 02116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 17, 2016, 8:00 A.M. (EASTERN TIME)

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company (the “Company”) will be held at the Westin Copley Place Hotel, located at 10 Huntington Avenue, Boston, Massachusetts 02116, on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purposes of the Annual Meeting are for the stockholders to:

(1)	elect seven (7) directors to the board of directors (the “Board”), each to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal;

(2)	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

(3)	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 22, 2016 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 30, 2016, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 (our “2015 Annual Report”) online and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our 2015 Annual Report.

March 30, 2016:

By Order of the Board of Directors,

William F. Bayers

Executive Vice President, Secretary and General Counsel

Boston, Massachusetts

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or Internet voting, if available to you, or if you received these proxy materials by mail, by completing, signing, dating and returning the enclosed proxy card promptly. Please note that if your shares are held by a bank, broker or other recordholder and you wish to vote them at the Annual Meeting, you must obtain a legal proxy from that recordholder.

Important Notice Regarding the Availability of

Proxy Materials for the 2016 Annual Meeting of Stockholders

To Be Held on May 17, 2016.

The Notice of Annual Meeting, proxy statement and the 2015 Annual Report are available at www.hmhco.com.

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HOUGHTON MIFFLIN HARCOURT COMPANY

PROXY STATEMENT

GENERAL INFORMATION

As used in this proxy statement, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

1. When and where is the Annual Meeting?

Our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Westin Copley Place Hotel, located at 10 Huntington Avenue, Boston, Massachusetts 02116, on Tuesday, May 17, 2016, at 8:00 a.m. Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. What is “Notice and Access” and why did the Company elect to use it?

We are making the proxy solicitation materials available to stockholders who hold shares in “street name” electronically, via the Internet, under the Notice and Access rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). On or about March 30, 2016, we will mail to such stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 30, 2016. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting, including any postponements or adjournments thereof. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form and timely received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in the discretion of the persons named in your proxy, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; and (2) instruct us to send proxy materials to you by e-mail. The proxy materials are also available in the “Investor Relations” section of our website at www.hmhco.com under the heading

“Financial Information.” Choosing to receive proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	our Notice of Annual Meeting of Stockholders;

•	this proxy statement; and

•	our Annual Report to Stockholders for the year ended December 31, 2015 (the “2015 Annual Report”).

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

6. What does it mean if I receive more than one Notice or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

7. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, e-mail or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2015 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such recordholders for their reasonable expenses. As of the date of the mailing of this proxy statement, the Company has not retained any proxy solicitation firm for the purpose of soliciting proxies in connection with proposals to be considered at the Annual Meeting. However, the Company may choose to do so at a later date. Any such arrangement (including the identities of the parties thereto and the material terms thereof) requiring disclosure under applicable law will be disclosed in accordance therewith.

8. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on March 22, 2016 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 123,004,400 shares of common stock. Each stockholder is entitled to one vote for each share of common stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

9. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the seven (7) director nominees who are named in this proxy statement to the Board;

•	Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

•	Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

10. What is the vote required for each proposal and what are my voting choices?

	Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?

Proposal 1:	Election of seven (7) directors	Plurality of the shares represented in person or by proxy and entitled to vote	“FOR” or “WITHHOLD”	No

Proposal 2:	Advisory vote on executive compensation	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No

Proposal 3:	Ratification of auditors for fiscal year 2016	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	Yes

With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee for director. A “plurality” means that the seven director nominees that receive the highest number of votes cast “FOR” will be elected. Stockholders have the option to express dissatisfaction with a nominee by indicating that they wish to “WITHHOLD” authority to vote their shares in favor of the nominee. A substantial number of “WITHHOLD” votes will not prevent a nominee from getting elected, but it can influence future decisions by the Nominating, Ethics and Governance Committee and the Board concerning nominees.

With respect to Proposals 2 and 3 (or any other matter to be voted on at the Annual Meeting), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on such proposals, the abstention will have the same effect as an “AGAINST” vote.

11. Could other matters be decided at the Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to properly come before the Annual Meeting other than those described in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

12. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the seven (7) director nominees who are named in this proxy statement to the Board;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

13. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner.” We explain these terms in the answer provided to Question 14, below. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: By following the Internet voting instructions included in the proxy package sent to you (or by going to www.envisionreports.com/HMHC and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 16, 2016.

•	By Telephone: By following the telephone voting instructions included in the proxy package sent to you (i.e., by calling 1-800-652-VOTE (8683) and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 16, 2016.

•	By Mail: If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to 11:59 p.m., Eastern Time, on May 16, 2016.

•	In Person: First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may then vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

14. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

•	Stockholder of Record: You are a “stockholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent and registrar.

•	Beneficial Owner: You are a “beneficial owner” if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. To be a “beneficial owner” means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described in Questions 17 and 18, below.

15. What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license or passport) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of Houghton Mifflin Harcourt Company stock, such as a bank or brokerage account statement.

16. Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cell phones, PDAs, computers, pagers, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

17. What will happen if I do not vote my shares?

•	Stockholders of Record: If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

•	Beneficial Owners: If you are the beneficial owner and you do not direct your broker or nominee regarding how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), your broker or nominee generally does not have discretion to vote your shares on the election of directors, executive compensation proposals and other significant matters and, as such, does not have discretion to vote your shares with regard to Proposals 1 or 2. We believe that Proposal 3 — ratification of our independent auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients, if clients do not furnish voting instructions.

18. What is the effect of a broker non-vote?

Subject to applicable NASDAQ and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum, nor will it impact the outcome of voting on Proposals 1 or 2. Because brokers are entitled on vote on Proposal 3, we do not anticipate any broker non-votes with regard to this proposal.

19. May I revoke my proxy or change my vote?

Yes, our By-Laws provide that you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by:

•	delivering to our Secretary a letter revoking the proxy, which our Secretary must receive prior to the Annual Meeting;

•	delivering to our Secretary a new proxy, bearing a later date than the previous proxy, which our Secretary must receive prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting does not, standing alone, constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by:

•	casting a new vote by telephone or over the Internet by the time and date set forth in Question 13 above; or

•	sending a new proxy card with a later date that is received prior to the Annual Meeting.

20. Where do I send a stockholder proposal for consideration at the Company’s 2017 Annual Meeting of Stockholders?

If you wish to propose a matter for consideration at our 2017 Annual Meeting of Stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Secretary at the Company’s principal executive office, 222 Berkeley Street, Boston, Massachusetts 02116.

To be eligible under the SEC stockholder proposal rule (Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders and form of proxy, each expected to be made available in March 2017, a proposal must be received by our Secretary at our principal executive office on or before November 30, 2016 at 5:00 p.m., Eastern Time. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our

By-Laws. A stockholder who wishes to offer a proposal for consideration at our 2017 Annual Meeting of Stockholders (where such proposal does not otherwise qualify for inclusion in our 2017 proxy statement under Rule 14a-8) may do so by delivering written notice of the proposal to our Secretary, not before January 17, 2017 and not later than February 16, 2017. If a stockholder proposal complies with these advance notice provisions, management will be permitted to vote proxies in its discretion if it advises stockholders in the 2017 proxy statement about the nature of the matter and how management intends to vote on such matter. See “Stockholder Proposals for the 2017 Annual Meeting” below in this proxy statement.

21. How can I find the results of the Annual Meeting?

We expect to announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We maintain corporate governance guidelines (the “Corporate Governance Guidelines”), that set forth a flexible framework within which the Board, assisted by its committees, oversees the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. The Company’s Corporate Governance Guidelines are available in the “Investor Relations” section of our website at www.hmhco.com under the heading “Corporate Governance” and are also available in print to any person who requests them by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 222 Berkeley Street, Boston, Massachusetts 02116.

Code of Conduct

We maintain a code of conduct (the “Code of Conduct”), which applies to all directors, officers and employees of the Company, that serves as the foundation of our ethics and compliance program. Included within the Code of Conduct is our Finance Department Code of Ethics, which (in addition to the other provisions of our Code of Conduct) is applicable to our CEO, Chief Financial Officer and all other members of our Finance Department. The Code of Conduct is available in the “Investor Relations” section of our website at www.hmhco.com under the heading “Corporate Governance” and is also available in print to any person who requests it by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 222 Berkeley Street, Boston, Massachusetts 02116. Any substantive amendments to or waivers from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on our website. Under our Code of Conduct, all employees have a duty to report any violation or suspected violation of the policy or law to the appropriate personnel as identified in the policy.

Director Independence

Under applicable federal securities laws, rules promulgated thereunder and NASDAQ rules, a majority of our directors must be independent, as such term is defined thereby. Our Board has determined that Lawrence K. Fish, John R. McKernan, Jr., John F. Killian, L. Gordon Crovitz, Jill A. Greenthal and E. Rogers Novak, Jr. are independent. Our Board has also determined that Sheru Chowdhry and Jonathan Miller (former directors who served as such for part of 2015) were independent.

We must also comply with the independence requirements of the federal securities laws, the rules promulgated thereunder and NASDAQ rules relating to the composition of our committees. Our Board has also determined that the members of our Audit Committee, Compensation Committee and Nominating, Ethics and Governance Committee are all independent as defined by the SEC and NASDAQ rules applicable to such committees. Our Board has also determined that Messrs. Chowdhry and Miller were each independent committee members (each having served as a member of the Compensation Committee and the Nominating, Ethics and Governance Committee for part of 2015).

In making such independence determinations for directors (and for members of committees, as applicable), our Board considered the criteria required by applicable federal securities laws, rules promulgated thereunder and NASDAQ rules, including, but not limited to, our relationships with the family members of such directors and companies with which such directors are affiliated and the relationships between our directors (including companies with which they are affiliated) and our independent auditors.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and the CEO. Our President and CEO, Linda K. Zecher, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Lawrence Fish, provides guidance to our CEO and presides over meetings of the

Board. The Board believes that the separation of the two roles appropriately balances the need for our CEO to run our day-to-day operations, with significant involvement and authority vested in an outside independent director. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and our stockholders.

Committees of the Board

Our Board has standing Audit, Compensation and Nominating, Ethics and Governance Committees. The Board committees are chaired by independent directors, each of whom reports regularly to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. We describe the current functions and members of each committee below. More detailed descriptions of the functions, duties and responsibilities of the Audit Committee, the Compensation Committee and the Nominating, Ethics and Governance Committee are included in the committees’ respective charters, each of which are available in the “Investor Relations” section of our website at www.hmhco.com under the heading “Corporate Governance.”

The table below provides current committee memberships and 2015 committee meeting information:

Director	Audit(1)	Compensation(2)	Nominating, Ethics and Governance(3)
L. Gordon Crovitz		Member	Member
Lawrence K. Fish	Member	Member	Member
Jill A. Greenthal	Member		Chair
John F. Killian	Chair(4)	Member
John R. McKernan, Jr.		Chair	Member
E. Rogers Novak, Jr.	Member		Member
Linda K. Zecher
Total Committee Meetings	8	6	6
Actions by Written Consent	—	2	—

(1)	The Board has determined that all Audit Committee members: (i) are financially literate; and (ii) are independent under the applicable rules of NASDAQ and the SEC for Audit Committee membership.
(2)	The Board has determined that all Compensation Committee members are independent under the applicable rules of NASDAQ and the SEC for Compensation Committee membership.
(3)	The Board has determined that all members of the Nominating, Ethics and Governance Committee are independent under the applicable rules of NASDAQ.
(4)	The Board has determined that Mr. Killian qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Audit Committee

Our Audit Committee Charter, amended as of November 2015, sets forth the duties of the Audit Committee. The Audit Committee oversees and meets with management, the internal auditors and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Our Audit Committee approves the appointment of our independent auditors, reviews and approves the scope of the annual audits of our financial statements, reviews our internal controls over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors, periodically reviews major accounting policies and oversees and administers our related person transactions policy. Mr. Killian is the chair of the Audit Committee and is an “audit committee financial expert” under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

Our Compensation Committee Charter, amended as of November 2015, sets forth the duties of the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of our CEO and approves the compensation of our other executive officers, including executive bonus allocations, equity awards and other compensation matters. Our Compensation Committee reviews our compensation philosophy and strategy, considers the material risks that face us in evaluating compensation, administers incentive compensation and equity incentive plans, reviews the CEO’s performance and compensation and reviews other special compensation matters, such as executive employment agreements and severance arrangements. Mr. McKernan is the chair of the Compensation Committee.

Independent Compensation Consultants

Since January 2011, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant to assist it in fulfilling its responsibilities. F.W. Cook advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends. In retaining and utilizing F.W. Cook, the Compensation Committee considered, among other factors, the independence of F.W. Cook according to the factors that it is required to consider under Exchange Act Rule 10C-1 and NASDAQ Rule 5605. F.W. Cook does not have any other relationship with or provide any other services to us, and the Compensation Committee has determined that it is independent and has no conflicts of interest with us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company. During 2015, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Nominating, Ethics and Governance Committee

Our Nominating, Ethics and Governance Committee Charter, amended as of November 2015, sets forth the duties of the Nominating, Ethics and Governance Committee. The Nominating, Ethics and Governance Committee identifies individuals qualified to become members of the Board, develops and recommends corporate governance guidelines and other policies that relate to our corporate governance and oversees the evaluation of the Board and its committees. Ms. Greenthal is the chair of the Nominating, Ethics and Governance Committee.

Director Nomination Process

The Nominating, Ethics and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Ethics and Governance Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business or financial affairs of the Company, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Nominating, Ethics and Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating, Ethics and Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in our By-Laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct. In light of director resignations that occurred during 2015, the Nominating, Ethics and Governance Committee has been in the process of identifying and evaluating potential director candidates to serve on the Company’s Board.

The Nominating, Ethics and Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our By-Laws. To have a nominee considered by the Nominating, Ethics and Governance Committee for election at the 2017 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than February 16, 2017 and no sooner than January 17, 2017. Any such recommendation must include the information required under our By-Laws. Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Nominating, Ethics and Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating, Ethics and Governance Committee.

Board Role in Risk Oversight

The Board is responsible for reviewing and approving the Company’s risk management strategy and framework consistent with its duty to direct the management of the business and affairs of the Company.

The Audit Committee, under powers delegated to it by the Board, is responsible for discussing with the Company’s management the major financial, operational, legal, compliance and other significant risks, as well as the Company’s risk assessment and risk management policies and practices in place. The Audit Committee works directly with members of senior management and the Company’s internal audit team to review and assess our risk management initiatives, including the Company’s compliance programs, and reports these matters to the Board, as appropriate. In addition, the Audit Committee meets as appropriate: (i) as a committee to discuss the Company’s risk management policies and exposures; and (ii) with the Company’s independent auditors to review our internal control environment and potential significant risk exposures.

The Compensation Committee oversees the management of risks relating to our compensation programs and policies. In fulfillment of its duties, the Compensation Committee has direct responsibility for reviewing and approving the compensation of our executive officers and other compensation matters. The Compensation Committee meets regularly with senior management to understand the financial, human resources and stockholder implications of compensation decisions and reports these matters to the Board, as appropriate.

The Nominating, Ethics and Governance Committee oversees the management of risks related to the Company’s corporate governance structure and director nomination process.

The Board engages in the oversight of risk management in various ways. The Board sets goals and standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company. During the course of each year, the Board reviews the structure and operation of various departments and functions of the Company. In these reviews, the Board discusses with management, material risks affecting those departments and functions and management’s approach to mitigating those risks. The Board reviews and approves management’s operating plans and any risks that could affect the results of those operating plans. In its review and approval of annual reports on Form 10-K, the Board reviews the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit

Committee reviews these risks in connection with the preparation of quarterly reports on Form 10-Q. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements and the Company’s business evolve, it is expected that senior management and the Board will respond with appropriate risk mitigation strategies and oversight.

Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meeting of stockholders. During 2015, the Board met 13 times and took 3 actions by unanimous written consent. In 2015, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director); and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on any such committee). All of our current director nominees (seven out of the nine serving as directors at the time) attended our 2015 Annual Meeting of Stockholders.

Executive Sessions

The Board generally meets in executive sessions, consisting only of independent directors (unless the Board specifically requests the presence of certain members of management or non-independent directors), as part of every regularly scheduled Board meeting (but generally no less frequently than twice annually, to be consistent with the requirements set forth in the NASDAQ rules and our Corporate Governance Guidelines).

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters, located at 222 Berkeley Street, Boston, Massachusetts 02116. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

Related Person Transactions

We maintain a related person transactions policy applicable to our directors, executive officers and other categories of “related persons” (as defined below). Pursuant to such policy, we do not, without approval of the Audit Committee, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K (each, a “related person”), to enter into a transaction in which we are a participant if: (i) the amount involved exceeds $120,000; and (ii) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with applicable SEC requirements regarding approval and disclosure of “related person transactions.”

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into an investor rights agreement (the “Investor Rights Agreement”) with our new stockholders. The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights. Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The foregoing registration rights are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement.

In connection with the registration rights described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) the 90-day period beginning on such pricing date.

We filed a shelf registration statement on Form S-3ASR on May 1, 2015 to register sales of our common stock by certain of our stockholders with registration rights under the Investor Rights Agreement, and such shelf registration statement was effective immediately upon filing. Shares of common stock were registered under such registration statement according to the elections provided to the Company by stockholders in accordance with the terms of the Investor Rights Agreement.

Under the Investor Rights Agreement, we had agreed to pay all underwriting discounts and commissions applicable to the sale of the common stock in connection with the first underwritten demand registration or shelf takedown by stockholders under the shelf registration statement. Pursuant to the terms of the Investor Rights Agreement, we paid approximately $10.5 million in underwriting discounts and commissions and other offering expenses on behalf of Paulson & Co. Inc. (“Paulson”) for a secondary public offering of 12,161,595 shares of our common stock sold by affiliates of Paulson on May 20, 2015. Prior to giving effect to the sale of the common stock in such offering, Paulson was the beneficial owner of more than 15% of our outstanding common stock.

Stock Repurchases from Certain Stockholders

In connection with the Company’s stock repurchase program, during 2015, the Company repurchased shares of its common stock from certain of its stockholders who (directly or through or along with affiliates of such stockholders) each beneficially owned more than 5% of the Company’s common stock at certain points during 2015. On May 20, 2015, the Company repurchased an aggregate of 6,521,739 shares from affiliates of Paulson for an aggregate purchase price of approximately $150.0 million. On June 30, 2015, the Company repurchased an aggregate of 1,306,977 shares from affiliates of Anchorage Capital Group, L.L.C. (“Anchorage Capital Group”), for an aggregate purchase price of approximately $33.5 million. On September 11, 2015, the Company repurchased an aggregate of 439,560 shares from affiliates of Paulson, for an aggregate purchase price of approximately $10.0 million.

Indebtedness

Affiliates of certain of our stockholders, including the stockholders holding 5% or more of our common stock, also currently own a portion of our indebtedness, including indebtedness outstanding under our term loan facility.

Indemnification Arrangements

We have entered into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter documents. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Other

A company controlled by Jason Lee Rhodes, an immediate family member of Linda K. Zecher, the Company’s CEO, performed website design services for the Company in 2015. For the year ended December 31, 2015, the Company was billed approximately $122,113 for such services.

Tracey L. Cannon, an immediate family member of Timothy L. Cannon, one of our executive officers, became a full-time employee of the Company effective as of March 2, 2015. Ms. Cannon’s annual salary is $120,000 and she is eligible to participate in our employee benefit programs. For approximately three months prior to Ms. Cannon’s commencement of full-time employment with the Company, she was employed by the Company on a contract basis, and was paid an hourly rate that was commensurate with her full-time annual salary.

DIRECTOR COMPENSATION

The Nominating, Ethics and Governance Committee of our Board is responsible for reviewing and recommending non-employee director compensation to the Board for its approval. We pay our non-employee directors a mix of cash and equity-based compensation. We do not provide any retirement benefits to our non-employee directors. We do not provide any compensation to our employee directors for serving as Board members.

The compensation paid to our non-employee directors consists of an annual retainer for Board service, of which a portion is paid in cash and a portion in equity, plus an annual cash retainer for service as a member or chair of certain committees. Our non-employee directors (other than the Chairman of the Board) receive annual compensation of $165,000, of which $80,000 is payable in cash and $85,000 is payable in the form of restricted stock units (“RSUs”) described below. Our Chairman receives annual compensation of $250,000, of which $120,000 is payable in cash and $130,000 is payable in RSUs. The Company also reimburses all of its directors for expenses they incur in connection with attending Board and committee meetings.

Each member of the Audit Committee (other than the Chairperson) receives an annual retainer of $10,000, and the Chairperson of the Audit Committee receives an annual retainer of $25,000. Each member of the Compensation Committee (other than the Chairperson) receives an annual retainer of $10,000, and the Chairperson of the Compensation Committee receives an annual retainer of $25,000. Each member of the Nominating, Ethics and Governance Committee (other than the Chairperson) receives an annual retainer of $5,000, and the Chairperson of the Nominating, Ethics and Governance Committee receives an annual retainer of $12,500. Cash compensation is payable quarterly.

The schedule of retainers paid to our non-employee directors in effect as of December 31, 2015 is as follows:

Position	Annual Retainer for Membership ($)	Additional Retainer for Chair Role ($)

Board	165,000	85,000
Audit Committee	10,000	15,000
Compensation Committee	10,000	15,000
Nominating, Ethics and Governance Committee	5,000	7,500

The Board determined that all director grants would occur on May 31 of each year. The grants of RSUs in 2015 were valued based on a per-share value of $26.38, which was the fair value of the common stock at the time of grant. The RSUs generally vest on the first anniversary of the date of grant, subject to continued service as a member of the Board.

Director Compensation Table: 2015

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Other(3) ($)	Total ($)

Lawrence K. Fish	145,000	130,000	45,405	320,405
John F. Killian	115,000	84,996	—	199,996
Jill A. Greenthal	102,500	84,996	—	187,496
L. Gordon Crovitz	95,000	84,996	—	179,996
John R. McKernan, Jr.	105,000	84,996	—	189,996
E. Rogers Novak, Jr.	95,000	84,996	—	179,996
Jonathan F. Miller(4)	95,000	84,996	—	179,996
Sheru Chowdhry(5)	—	—	—	—

(1)	Represents the aggregate cash retainers for Board and committee service.
(2)	Represents the aggregate grant date fair value of RSUs granted during 2015 in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Stock Compensation” (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. These awards were granted on May 31, 2015 and will vest on May 31, 2016, subject to continued service on the Board. As of December 31, 2015, Mr. Fish held 4,928 RSUs and each of Messrs. Killian, Crovitz, McKernan and Novak and Ms. Greenthal held 3,222 RSUs. Mr. Miller’s 2015 RSU award was subsequently forfeited in connection with his resignation from the Board on November 9, 2015.
(3)	Represents portion of salary and benefits paid to Mr. Fish’s executive assistant not attributed to services rendered to the Company.
(4)	Mr. Miller resigned from the Board effective November 9, 2015. He was a member of the Compensation Committee and the Nominating, Ethics and Governance Committee during 2015 until his resignation.
(5)	Mr. Chowdhry resigned from the Board effective May 20, 2015. He was a member of the Compensation Committee and the Nominating, Ethics and Governance Committee during 2015 until his resignation, but did not receive any compensation from the Company for service as a director or member of such committees.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee the stockholders’ interest in the overall success of our business and our financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Amended and Restated Certificate of Incorporation and By-Laws. The Board also selects and oversees members of our senior management, who, in turn, oversee our day-to-day business and affairs. Seven (7) directors are to be elected at the Annual Meeting to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, subject to a director’s earlier death, resignation, retirement, disqualification or removal. Your proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Nominating, Ethics and Governance Committee, the members of the Board have nominated our current directors for election. The nominees are willing to be elected and to serve. If any nominee is not a candidate for election at the Annual Meeting (an event that the Board does not anticipate), the proxies may be voted for a substitute nominee. The business experience, qualifications and affiliations of each nominee are set forth below:

L. Gordon Crovitz

Director Since August 2012    •    Age: 57    •    Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

L. Gordon Crovitz has served as a member of the Board since August 2012. From 1980-2007, Mr. Crovitz held a number of positions with Dow Jones and The Wall Street Journal, culminating in his role as Executive Vice President for Dow Jones and Publisher of The Wall Street Journal. He co-founded e-commerce software company Press+ in 2009 and is currently a partner at NextNews Ventures, a partnership investing in early-stage news companies. Mr. Crovitz serves on the Board of Directors at Business Insider, Blurb, Dun & Bradstreet, Inc. and Marin Software Incorporated. He is also on the board of the American Association of Rhodes Scholars. Mr. Crovitz’s management roles in the publishing industry and extensive experience as a director enable him to provide the Company with valuable guidance.

Lawrence K. Fish    (Chairman of the Board)

Director Since August 2010    •    Age: 71    •    Committees: Audit Committee; Compensation Committee; and Nominating, Ethics and Governance Committee

Lawrence K. Fish has served as a member of the Board since August 2010 and as Chairman of the Board since January 2011. Mr. Fish served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) from 2005 to 2008 and as Chairman, President and Chief Executive Officer of Citizens from 1992 to 2005. Mr. Fish is a member of the Massachusetts Institute of Technology Corporation (the institute’s board of trustees) and serves on the boards of directors of Textron Inc. and Tiffany & Co. He is also an Honorary Trustee of the Brookings Institution in Washington D.C. and Chairman of the Board of Management Sciences for Health. Mr. Fish’s extensive experience in the areas of finance, marketing, general management and corporate governance enables him to provide the Company with effective leadership on the Board.

Jill A. Greenthal

Director Since June 2012    •    Age: 59    •    Committees: Audit Committee; and Nominating, Ethics and Governance Committee (Chair)

Jill A. Greenthal has served as a member of the Board since June 2012. Ms. Greenthal has been a Senior Advisor in Private Equity at the Blackstone Group since 2007, working closely with Blackstone’s global media and technology teams to assist in investments in those sectors. She also serves as a director of Akamai Technologies, Inc., TEGNA Inc. and The Weather Channel and previously served as a director of Orbitz Worldwide from 2007 to 2013 and Michaels Stores from 2011 to 2015. Prior to 2007, Ms. Greenthal was an investment banker and partner at Blackstone and Credit Suisse First Boston. Ms. Greenthal is also a trustee of the Dana-Farber Cancer Institute, The James Beard Foundation and Simmons College and is an Overseer of the Museum of Fine Arts in

Boston, Massachusetts. Ms. Greenthal has extensive experience in the media and Internet industry and in advising and financing Internet and media companies, which enables her to provide valuable guidance to the Company.

John F. Killian

Director Since January 2011    •    Age: 61    •    Committees: Audit Committee (Chair); and Compensation Committee

John F. Killian has served as a member of the Board since January 2011. Mr. Killian was Executive Vice President and Chief Financial Officer for Verizon Communications Inc. (“Verizon”) from March 2009 through October 2010. Prior to becoming Chief Financial Officer, Mr. Killian was President of Verizon Business from October 2005 until March 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian serves on the board of directors at ConEdison Inc. and is Chairman of the board of Providence College. He is also a Trustee of Goldman Sachs Trust II, an open-end management investment company. Mr. Killian brings extensive financial expertise to the Board, as well as significant management and leadership experience.

John R. McKernan, Jr.

Director Since September 2012    •    Age: 67    •    Committees: Compensation Committee (Chair); and Nominating, Ethics and Governance Committee

John R. McKernan, Jr. served as a member of the Board from August 2010 through June 2012 and rejoined the Board in September 2012. Mr. McKernan is currently Chairman and Chief Executive Officer of McKernan Enterprises, Inc., in Portland, Maine and a Senior Advisor at the U.S. Chamber of Commerce, where he also served as its Foundation President from October 2013 to February 2015. He is also currently a director of BorgWarner Inc. and Management and Training Corporation. Mr. McKernan is the former Chairman of Education Management Corporation, a provider of post-secondary education in North America, where he served as Chief Executive Officer from September 2003 until February 2007 and as a director until 2015. Mr. McKernan is currently Chairman of the Board of Directors of The Foundation for Maine’s Community Colleges, a director of The American Action Forum and Achieve and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan brings to the Board superior leadership capabilities, knowledge of the legal and legislative processes and significant prior experience as a director.

E. Rogers Novak, Jr.

Director Since November 2012    •    Age: 67    •    Committees: Audit Committee; and Nominating, Ethics and Governance Committee

E. Rogers Novak, Jr. has served as a member of the Board since November 2012. He is a founder and managing member of Novak Biddle Venture Partners, an early-stage venture fund focused on investment opportunities in education, security, big data analytics and business-to-business-to-consumer businesses. Mr. Novak formerly served as Lead Director of Blackboard Inc., which was acquired by Providence Equity Partners. Mr. Novak currently serves on several private company boards and is a member of the External Relations Council for the Department of Homeland Security’s “Predict” Project. He also serves on the Board of Trustees for Kenyon College where he sits on the Budget, Financial and Audit Committee and the Student Affairs Committee. From 2008 to 2011, Mr. Novak held a seat on the Board of the National Venture Capital Association and was their Treasurer and a member of their Executive Committee from 2009 to 2011. Mr. Novak’s significant prior experience as a director, especially in the education technology sector, renders him a valuable member of the Board.

Linda K. Zecher (President and Chief Executive Officer)

Director Since September 2011    •    Age: 62    •    Committees: None

Linda K. Zecher joined the Company in September 2011 as President, Chief Executive Officer (“CEO”) and Director. Previously, she served as Corporate Vice President of the Worldwide Public Sector organization of Microsoft Corporation (“Microsoft”) since 2009. She also served as Microsoft’s Vice President, Public Sector, Americas and Asia Pacific from 2008 to 2009, and as Vice President, U.S. Public Sector from 2003 to 2008. Prior to joining Microsoft in 2003, Ms. Zecher held leadership positions with Texas Instruments Inc., Bank of America, PeopleSoft, Oracle Corporation and Evolve Corporation. She currently serves on the board of Hasbro Corporation, the John F. Kennedy Library Foundation and the non-profit national board for Cradles to Crayons. She has previously served on numerous boards, including the Intelligence National Security Alliance (INSA), U.S. State Department’s Board for Overseas Schools and James Madison University’s board of visitors. Ms. Zecher’s extensive sales, marketing and technology experience enables her to provide the Company with effective leadership in the conduct of its rapidly changing business.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

The executive officers for the Company as of March 30, 2016 are set forth below:

Name	Age	Position
Linda K. Zecher	62	President, Chief Executive Officer and Director
Joseph P. Abbott, Jr.	39	Executive Vice President and Chief Financial Officer
William F. Bayers	61	Executive Vice President, Secretary and General Counsel
Timothy L. Cannon	61	Executive Vice President, Global Strategic Alliances and Office of the CEO
Mary J. Cullinane	48	Executive Vice President and Chief Content Officer
Lee R. Ramsayer	51	Executive Vice President, Global Sales and Field Marketing
John K. Dragoon	55	Executive Vice President and Chief Marketing Officer
Brook M. Colangelo	38	Executive Vice President and Chief Technology Officer
Bridgett P. Paradise	52	Executive Vice President, Human Resources and Chief People Officer
Ellen Archer	53	President, Houghton Mifflin Harcourt Trade Publishing

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience (other than Ms. Zecher, for whom such information is provided above under the caption “Proposal 1: Election of Directors”).

Joseph P. Abbott, Jr.

Executive Vice President and Chief Financial Officer

Joseph P. Abbott, Jr. joined the Company in March 2016 as Executive Vice President and Chief Financial Officer. From 2012 to 2016, Mr. Abbott was an Executive Director in the Media and Communications Investment Banking Group at Morgan Stanley, where he held various roles since 2005. At Morgan Stanley, Mr. Abbott led a team that advised educational publishing and information services companies (and their stakeholders) on all aspects relating to mergers and acquisitions, financings and other major strategic transactions. Prior to joining Morgan Stanley, Mr. Abbott served as an officer in the United States Navy.

William F. Bayers

Executive Vice President, Secretary and General Counsel

William F. Bayers joined the Company in May 2007 as Senior Vice President, Secretary and General Counsel and was made Executive Vice President, Secretary and General Counsel in March 2008. Previously, he served as Vice President and General Counsel of Harcourt Education Group. Mr. Bayers oversees all legal, regulatory and corporate matters for the Company.

Timothy L. Cannon

Executive Vice President, Global Strategic Alliances and Office of the CEO

Before joining the Company in November 2011, Timothy L. Cannon was Senior Director of Business Strategy for Microsoft’s Worldwide Public Sector organization from September 2008 to November 2011, where he oversaw the development and execution of business strategies to better serve Government, Education and Health customers and partners worldwide. Prior to that role, Mr. Cannon was Senior Director of Business Strategy for Microsoft’s U.S Public Sector from October 2006 to September 2008. He has also held leadership roles at companies like Digital Equipment Corporation and Oracle Corporation. Mr. Cannon is the Chairman of the Advisory Board of the Center for Entrepreneurship and Innovation at the University of Florida.

Mary J. Cullinane

Executive Vice President and Chief Content Officer

Mary J. Cullinane joined the Company in February 2012. As Executive Vice President and Chief Content Officer, Ms. Cullinane oversees the overall product strategy and development of next generation content and applications. Previously, Ms. Cullinane served an 11-year career at Microsoft, most recently serving as their Worldwide Senior Director, Innovation and Education Policy. At Microsoft, she focused on driving innovative programs and initiatives including National Program Manager of the Anytime Anywhere Learning, architect of the Philadelphia School of the Future, and National Manager of Microsoft’s K–12 marketing, programs and strategic investments. Prior to that, Ms. Cullinane was an educator for 10 years at a regional high school in the state of New Jersey. Ms. Cullinane currently serves on the board of trustees of the Boston Children’s Museum.

Lee R. Ramsayer

Executive Vice President, Global Sales and Field Marketing

Before joining the Company in February 2012, Lee R. Ramsayer served as Senior Vice President of Sales for Monster Worldwide, Inc.’s Government Solutions sector. Prior to his role at Monster, Mr. Ramsayer served as Manager, Government Sales and Consulting Services for Microsoft from January 2004 to February 2005.

John K. Dragoon

Executive Vice President and Chief Marketing Officer

John K. Dragoon joined the Company in April 2012. Previously, he served as Chief Marketing Officer and Channel Chief of Novell, Inc. from October 2003 to April 2011, where he led the company’s Marketing and Partner programs for over seven years. Prior to joining Novell, Inc., Mr. Dragoon served as Senior Vice President, Marketing and Product Management at Art Technology Group (“ATG”) from 2002 to 2003. Before ATG, Mr. Dragoon served as Vice President, Operations at Internet Capital Group from 2000 to 2002. Mr. Dragoon also spent more than 16 years at IBM, where he held a number of marketing and sales positions.

Brook M. Colangelo

Executive Vice President and Chief Technology Officer

Brook M. Colangelo became Executive Vice President and Chief Technology Officer in May 2014. He joined the Company as Senior Vice President and Chief Information Officer in January 2013 from the White House, where he held the role of Chief Information Officer since 2009. Mr. Colangelo joined the White House team in 2008 to spearhead the Obama-Biden transition project. Prior to that, he held several senior IT leadership roles, including within the Democratic National Convention Committee, The American Red Cross’ Hurricane Recovery Program and QRS Newmedia.

Bridgett P. Paradise

Executive Vice President, Human Resources and Chief People Officer

Bridgett P. Paradise became Executive Vice President in August 2015. She joined the Company in July 2014 as Senior Vice President, Human Resources and Chief People Officer, with responsibility for human resources strategy and policy, including talent management and acquisition, organizational design and employee benefits, across the Company’s network of offices worldwide. Previously, she served as General Manager, Human Resources for the World Services division of Microsoft. Ms. Paradise’s 20-year tenure at Microsoft also included several senior roles at both a national and international level.

Ellen Archer

President, Houghton Mifflin Harcourt Trade Publishing

Ellen Archer joined the Company as President of our Trade Publishing Group in December 2015, with responsibility for driving the strategic growth and expansion of the Company’s consumer publishing business.

Previously, Ms. Archer was a Founding Partner of Path2, LLC, a consulting firm focused on advising for-profit and not-for-profit businesses on business development, strategy and execution. From 2014 to 2015, she also held a role as Managing Director of Golden Seeds, a consulting firm focused on providing strategic business guidance to early-stage women-led digital businesses. From 1999 to 2014, Ms. Archer held various roles within Disney/ABC Media Networks, including Head of East Coast Development for ABC Entertainment from 2013 to 2014 and President and Publisher of Hyperion Books, then a division of the Walt Disney Company, from 2008 to 2013. Ms. Archer currently serves as the Vice President of Development of the Foundation Board of New York Women in Communications and is a member of the Executive Committee of the Media Council of Springboard Enterprises.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s 2015 executive compensation program and compensation of our named executive officers, who for 2015 include:

Name	Title
Linda K. Zecher	President and Chief Executive Officer
Eric L. Shuman*	Former Executive Vice President and Chief Financial Officer
Lee R. Ramsayer	Executive Vice President, Global Sales and Field Marketing
Mary J. Cullinane	Executive Vice President and Chief Content Officer
William F. Bayers	Executive Vice President, Secretary and General Counsel

*	Effective as of the end of the day on March 13, 2016, Mr. Shuman transitioned from his role as Executive Vice President and Chief Financial Officer of the Company to the role of Senior Advisor, in which he agreed to serve through July 1, 2016.

 Executive Summary

Financial and Operating Performance and Business Highlights for 2015

In 2015 we maintained a leading market share in our core domestic educational market for K-12 instructional materials; accelerated the expansion of our footprint in the education space, including in intervention and professional services with our successful acquisition of Scholastic Corporation’s educational technology and services (“EdTech”) business in late May 2015 which favorably impacted our financial performance in 2015; progressed in our strategic growth areas of the consumer and early childhood; and returned capital to our stockholders. Our 2015 financial performance was adversely impacted by certain challenges and increased costs facing our business compared to 2014, arising from, among other things, a smaller adoption market for K-12 instructional materials in the key disciplines of math, science and english language arts and increased fees and/or expenses with respect to the EdTech business acquisition, the secondary offering of our common stock and our strategic growth initiatives.

Our performance in 2015 with respect to important Company financial measures (from which the financial performance metrics used in our 2015 short- and long-term incentive plans are derived) was as follows:

•	Our consolidated 2015 net sales of $1,416 million were up $44 million, or 3.2%, from $1,372 million in 2014.

•	Our consolidated 2015 billings, which is our net sales adjusted for the change in deferred revenue (“Billings”), decreased 3.8% from $1,602 million in 2014 to $1,541 million in 2015.

•	Our adjusted earnings before interest, taxes, depreciation and amortization as well as certain non-cash and non-recurring charges (“Adjusted EBITDA”) for 2015 were $235 million, down from $265 million in 2014 (-11.5%).

•	Our consolidated adjusted cash EBITDA for 2015, which is our Adjusted EBITDA adjusted for the change in deferred revenue (“Adjusted Cash EBITDA”), decreased $136 million, or 27.4%, to $359 million in 2015 compared to $495 million in 2014.

Further, our Education segment net sales for 2015 increased $42 million, or 3.5%, to $1,251 million from $1,209 million in 2014 and our Trade Publishing segment net sales increased by $2 million from $163 million in 2014 to $165 million in 2015.

In addition to year over increases in net sales, we had the following notable operating achievements during 2015:

•	We achieved approximately 40% market share in our core domestic educational market for K-12 instructional materials;

•	We acquired the EdTech business in late May 2015, accelerating the expansion of our footprint in the education space in areas such as intervention and professional services;

•	We entered into a new $800 million term loan facility in connection with closing the EdTech business acquisition; and

•	We repurchased 22 million shares for $463 million under our share repurchase program, returning 286% percent of free cash flow to our stockholders.

Adjusted EBITDA, Adjusted Cash EBITDA (as well as Adjusted Cash EBITDA (post plate) excluding contribution of the EdTech business acquired in late May 2015 as used in the Company’s incentive compensation financial performance metrics for 2015), Billings (as well as Billings excluding contribution of the EdTech business acquired in late May 2015 as used in the Company’s incentive compensation financial performance metrics for 2015) and free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures and insight into how these Non-GAAP measures are considered by management, please see Annex A.

We urge stockholders to read the Annual Report on Form 10-K for the year ended December 31, 2015, which describes our businesses and 2015 financial results and drivers thereof in greater detail.

Key Executive Compensation Decision Highlights for 2015

Highlights of the Compensation Committee’s key executive and other compensation decisions for 2015 include the following:

•	As a result of the Company’s strong 2015 performance relative to its pre-established consumer business target and our executives’ accomplishments of individual performance goals for the year, taking into account our below threshold consolidated Billings and Adjusted Cash EBITDA (post-plate) performance (each excluding contribution of the EdTech business acquired in May 2015), the Compensation Committee (and the Board with respect to the CEO) approved 2015 annual bonuses for our named executive officers equal to approximately 22% to 26% of their respective target bonus amounts.

•	In order to further align executive and other key employee incentive compensation with the Company’s financial performance objectives and long-term value creation, our Board (as recommended by the Compensation Committee) adopted a new long-term incentive program for 2015 (the “2015 LTIP”) that included a significant (60%) performance-based component in the form of restricted stock which vest (if at all) based on three-year consolidated cumulative Billings and Adjusted Cash EBITDA (post plate) performance achievement compared to pre-established goals, generally subject to continued employment.

•	In recognition of their superior efforts to help drive the Company’s successful acquisition of the EdTech business and/or subsequent integration efforts, the Compensation Committee awarded Mr. Bayers and Mr. Ramsayer, among other executives and key employees, a special recognition award of $50,000 and $75,000, respectively.

•	In order to help enable broader stock ownership by our employees and to increase alignment of the interests of all of our employees with those of our stockholders, our Board (as recommended by the Compensation Committee and subsequently approved by our stockholders) adopted an Employee Stock Purchase Plan.

•	In order to enhance the overall competitiveness of the executive compensation program and support the attraction and retention of high caliber executive talent, our Board (as recommended by the Compensation Committee) adopted a Severance Plan for executive officers and other key employees (the “ELT Severance Plan”) to provide enhanced severance benefits to designated employees in the event of certain involuntary employment terminations.

Looking Forward to Fiscal 2016

The Compensation Committee undertook a review of the 2015 LTIP and decided to maintain the overall structure of the long-term incentive program for 2016 (the “2016 LTIP”), including the weighting between performance-based equity awards (60%) which vest (if at all) based on achievement of pre-established three year cumulative performance metrics, and time-based equity awards (40%). However, while the Compensation Committee maintained the Billings metric for the 2016 LTIP, the committee replaced the Adjusted Cash EBITDA (post plate) metric with our three-year cumulative total shareholder return (“TSR”) relative to that of the other companies in the Russell 2000 Small Cap Index in order to enhance alignment of the interests of our executives and other key employees with those of our stockholders.

Summary of Sound Governance Features of Our Compensation Programs

Our compensation programs, practices and policies are reviewed by the Compensation Committee, and as applicable, the Board on an ongoing basis, and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s key practices and policies, which were adopted to drive performance and to align the interests of our executives and other key employees with those of our stockholders.

What We Do

✓	Use Mix of Fixed and Variable Compensation, with Emphasis on Variable Compensation: Our variable compensation includes our annual cash bonus and long-term equity incentives, the ultimate value of which reflects, as applicable, contribution to and performance of both our short- and long-term operational and financial performance as well as the performance of our stock price. Variable compensation comprises 82% of our CEO’s and 74% on average of our other named executive officers’ target total direct compensation, with fixed compensation in the form of base salary making up the remainder.

✓	Use Mix of Short- and Long-term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation: Our long-term incentive compensation includes a mix of time- and performance-based restricted stock units and, from time to time, stock options that vest over multi-year periods. Long-term incentive compensation comprises 59% of our CEO’s and 48% on average of our other named executive officers’ target total direct compensation, with short-term incentive compensation comprising 23% for our CEO and 26% on average for other named executive officers.

✓	Work with an Independent Executive Compensation Consultant: Our Compensation Committee works with F.W. Cook, an independent executive compensation consulting firm that reports directly to the Compensation Committee.

✓	Mitigate Against Undue Risk: Our compensation plans and programs have provisions to help mitigate undue risk, including use of multiple metrics and performance periods, reasonable payout curves and payout caps.

✓	Enable Clawbacks/Forfeitures: Our awards under our 2012 Management Incentive Plan (“2012 MIP”) and our 2015 Omnibus Incentive Plan and related equity award agreements are subject to clawback and/or forfeiture in the event that recoupment is required by Company policy (as may be adopted) and/or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and/or NASDAQ rules).

✓	Maintain Stock Ownership Policy: Our Stock Ownership Policy for executive officers and other key employees and the Company’s non-employee directors, effective as of March 2015, requires each covered person to hold a minimum ownership interest in the Company within a specified period of time equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors), of 5x (for the CEO), 4x (for the CFO) and 3x (for each other covered person).

Share Repurchase Program: Our share repurchase program offsets some of the dilutive impact of future equity awards and employee stock purchases under the Employee Stock Purchase Plan.

What We Don’t Do

✗	No Excise Tax Gross-Ups: We do not provide “gross-ups” for any taxes imposed on an executive in connection with change in control payments pursuant to Section 4999 (“golden parachute taxes”) or with respect to nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

✗	No Pensions or Supplemental Executive Retirement Plans: Our executive officers and other key employees are not provided with pension or supplemental executive retirement plans.

✗	No Single Trigger Equity Acceleration: We do not provide “single-trigger” equity vesting upon a change of control of the Company where the acquiring or successor company assumes or substitutes our outstanding equity awards, except for stock options previously granted under the 2012 MIP and under the terms of certain individual arrangements the Company previously entered into.

✗	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval: Our 2015 Omnibus Incentive Plan prohibits lowering the exercise price of any outstanding stock options or the buyout of underwater options without stockholder approval.

✗	No Discounted Stock Options: Our 2015 Omnibus Incentive Plan requires the exercise price of our stock options to be no less than 100% of the fair market value of our common stock on the date of grant.

✗	No Dividend Equivalents Paid on Unearned Performance Awards: The performance-based restricted stock issued to our executives and other key employees pursuant to our 2015 Omnibus Incentive Plan only provide the right to receive dividend equivalents when, as and if, such awards are settled.

✗	No Unauthorized Hedging or Pledging: Our Securities Trading Policy generally prohibits, among other things, our directors and executive officers (and other key employees) from hedging the economic risk associated with the ownership of our common stock and pledging our common stock after the date the policy was adopted. None of our directors or executive officers is engaged in any hedging or pledging transaction involving shares of our common stock.

Advisory Vote on Fiscal Year 2014 Named Executive Officer Compensation

At our 2015 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers for fiscal 2014 with 99% of the shares represented in person or by proxy and entitled to vote voting in favor. Given this strong support, the Compensation Committee determined to keep a similar overall compensation structure, but in connection with its review of our compensation programs implemented certain changes to further support our human resource strategies, compensation philosophy and operational and financial goals.

How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

The goal of our compensation program for executive officers and other key employees is the same as that for the entire Company, which is to foster compensation policies and practices that attract, engage, motivate and retain high caliber talent by offering a competitive pay and benefits program. We are committed to a total compensation philosophy and structure that:

•	Provides flexibility in responding to market factors;

•	Recognizes and rewards superior performance;

•	Aligns our management’s interests with those of our long-term stockholders;

•	Attracts highly skilled, experienced and capable employees; and

•	Is fair and fiscally responsible.

The Process of Setting Executive Compensation

The Compensation Committee (in coordination with the Board with respect to the CEO and in coordination with our CEO with respect to other executive officers and key employees) taking into account recommendations of its independent consultant: reviews and establishes performance objectives for executive officers and other key employees and evaluates their performance against such objectives; determines their salary levels; determines their annual bonus payments based on achievement of pre-established financial performance objectives under the annual bonus plan and their pre-established individual performance objectives; considers and approves grants of equity incentive compensation to our executive officers and other key employees. The Compensation Committee also considers the appropriateness of the financial metrics used in our incentive plans and programs and the degree of difficulty in achieving specific performance targets, and engages in an active dialogue with our CEO with respect thereto. The Compensation Committee makes final decisions with respect to compensation for our named executive officers other than the CEO, and makes recommendations to the Board with respect to the CEO’s compensation, with the Board making the final determination.

In making compensation decisions, the Compensation Committee considers, among other things, the following:

•	Company Performance: The Compensation Committee reviews the Company’s operational and financial performance and approves the achievement of its pre-established goals for the relevant performance period.

•	Executive Performance: The Compensation Committee evaluates an executive’s performance for the year, including with respect to their leadership, responsibilities and contribution to the Company’s performance. The relative importance of any one factor may vary among the Company’s named executive officers depending on, among other things, their relative roles and responsibilities.

•	Recommendations of the CEO: The Compensation Committee considers the recommendations of our CEO, who reviews performance objectives and assesses the performance of the named executive officers (other than herself), with respect to proposed adjustments to their base salary and other elements of their compensation.

•	Internal Pay Equity: The Compensation Committee in approving adjustments in base salary and other elements of named executive officer compensation (and the CEO in making her recommendations) considers internal pay equity in light of their relative roles and responsibilities.

•	Market Data: With the assistance of its independent compensation consultant, the Compensation Committee (and the CEO in making her recommendations) considers competitive market data prepared by the Compensation Committee’s independent consultant as a point of reference in determining compensation levels for the named executive officers and in reviewing compensation program design and governance features. While the Compensation Committee generally views a range around market median as representative of competitive market practice (with a focus on total direct compensation opportunity), it does not adhere to rigid formulas when determining the amount and mix of compensation elements.

Management’s Role in the Compensation-Setting Process

Our CEO, Ms. Zecher, plays a significant role in the compensation-setting process. Ms. Zecher reviews and recommends performance objectives for the other executive officers and key employees and (in coordination with our Chief People Officer) evaluates their performance against such objectives; reviews competitive market compensation data prepared by the Compensation Committee’s independent consultant and recommends salary levels, bonus and equity award opportunities for the other executive officers and key employees. All such recommendations of Ms. Zecher are subject to Compensation Committee review, approval and adjustment.

Independent Compensation Consultant’s Role in the Compensation-Setting Process

Since January 2011, the Compensation Committee has engaged F.W. Cook as its independent compensation consultant. F.W. Cook advises the Compensation Committee on a variety of matters relating to fulfillment of the committee’s responsibilities under its charter, including with respect to executive compensation and compensation program design and governance features. As an advisor to the Compensation Committee, F.W. Cook reviews management’s proposals and documentation in support of the Committee, reviews the Company’s peer group, provides competitive market data on executive compensation levels and compensation program design and governance features, informs the Compensation Committee of developing trends and regulatory considerations affecting executive compensation and provides general advice in support of compensation decisions pertaining to executive officers and other key employees.

Peer Group

The Compensation Committee utilizes a peer group to evaluate the competitiveness of executive compensation opportunities and benchmark the Company’s executive compensation levels, program design and governance features. The Compensation Committee aims to identify companies that are generally of comparable size (based on revenue and market capitalization) and are in the same or a similar industry focusing on publishing, educational content and now media with a greater emphasis towards the digital environment. In 2015, the Compensation Committee approved a peer group consisting of the following 17 companies:

Blackbaud Inc.	John Wiley & Sons Inc.	Pearson Plc.	TEGNA, Inc.
Bright Horizons Family Solutions Inc.	K12 Inc.	PTC Inc.	The E.W. Scripps Company
Electronic Arts Inc.	Meredith Corporation	Scholastic Corp.	The New York Times Company
Hasbro, Inc.	Nuance Communications Inc.	Take-Two Interactive Software, Inc.	Tyler Technologies, Inc.
Scripps Networks Interactive, Inc.

In 2015, the Compensation Committee (as recommended by F.W. Cook) revised the prior year’s peer group to exclude LeapFrog Enterprises, Inc. primarily due to its significantly smaller size based on revenue and market capitalization and Gannett Co., Inc., which was in process of splitting into two separate publicly traded companies. In order to maintain the breadth of our peer group, the Compensation Committee (as recommended by F.W. Cook) revised the peer group to include TEGNA, Inc. (the company spun-off from Gannett Co., Inc.) primarily due to its media and digital focus, Scripps Networks Interactive, Inc. primarily due to its media focus, Tyler Technologies, Inc. primarily due to its similar customer base and digital focus and Pearson Plc. primarily due to its business fit and direct competitor status. In addition to peer group data used for executive compensation benchmarking, for 2015 our Compensation Committee also considered broader technology industry survey data from Radford and general industry survey data that reflected the revenue scope and operational or functional responsibilities of a particular executive.

Elements of Fiscal 2015 Executive Compensation

Elements of the Company’s Executive Compensation Program

The Compensation Committee does not adhere to rigid formulas when determining the amount and mix of compensation elements. Compensation elements for executive officers and other key employees are reviewed and determined in order to optimize their respective contributions to the Company and reflect an evaluation of the compensation paid by the Company’s peer group to executives or other key employees having similar roles and operational or functional responsibilities. The Compensation Committee reviews both current pay and the opportunity for future compensation to achieve an appropriate mix between equity incentive awards and cash payments in order to meet its objectives. The mix of compensation elements is designed to reward recent results and motivate short- and long-term performance through a combination of cash and equity incentive awards.

Our executive compensation program consists of the following primary direct compensation elements:

Compensation Elements	Key Features	Objectives

Fixed Compensation
Base Salary	• Fixed annual cash income amount, paid at regular intervals	• Attract and retain talented and skilled employees by providing a competitive, fixed level of cash compensation

Variable Compensation
Short-Term Incentives – Annual Cash Bonus	• At risk, performance-based annual cash incentive opportunity	• Motivate and reward employees to achieve or exceed our current-year financial goals by providing variable, performance-based cash compensation earned based on achieving pre-established annual goals

Variable Compensation
Long-Term Incentives – Equity Awards	• At risk, equity incentive opportunity comprised of: ➢ Performance-based restricted stock and RSUs ➢ Time-based restricted stock and RSUs ➢ Stock options

•    Align an employee’s interests with those of our stockholders and encourage executive decision-making that maximizes value creation over the long-term

➢     Performance-based restricted stock and RSUs provide value only to the extent that long-term performance objectives are met

➢     Time-based restricted stock and RSUs aid in retention of key employees in a highly competitive market for talent

➢     Stock options provide value only to the extent that our stock price increases over the grant price

Indirect Compensation
Employee Benefits	• Customary employee benefit programs, including, 401k matching contribution • Customary executive-level benefits, including parking and relocation benefits	• Enhance our competitiveness in the markets in which we compete for executive talent

Other Employment and Severance Arrangements	• Severance tied to a multiple of base salary and bonus

•    Attract and retain talented executives

•    Protect our interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation

•    Enable management to evaluate objectively any potential change in control transaction and provide for continuity of management through any potential change in control situation

Base Salary

In determining executive officer and other key employee base salary, the Compensation Committee generally considers, as applicable, their qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at the Company, the scope of their responsibilities and future potential, the goals and objectives established for them, their past performance, internal pay equity, market data for the position and/or other factors as deemed appropriate. In addition, the Compensation Committee considers the other components of their compensation and the mix of performance-based pay to total compensation. The Compensation Committee does not apply any specific weighting to these factors.

Named Executive Officer Base Salaries for 2015

In connection with the Compensation Committee’s review of compensation levels for 2015 for our named executive officers, the committee approved salary increases for Mr. Ramsayer and Ms. Cullinane based on internal pay equity considerations in light of their roles and responsibilities.

The annual base salaries of our named executive officers for 2015 and percentage increases from 2014 were as follows:

Named Executive Officer	Base Salary ($)	% Increase from Fiscal 2014
Linda K. Zecher	935,000	0%
Eric L. Shuman	575,000	0%
Lee R. Ramsayer	425,000	6%
Mary J. Cullinane	400,000	23%
William F. Bayers	400,000	0%

Short Term Incentives – Annual Cash Bonus

During 2013 and 2014, the Compensation Committee, with the assistance of F.W. Cook, undertook an in-depth review of the Company’s annual incentive plan design. Its primary objectives in making changes to the plan’s design for 2014 were to continue to focus our executive officers and other key employees on driving Company performance to meet operational and financial goals and to utilize a more metric-based funding approach to do so while retaining some discretion to continue to motivate and reward achievement of the pre-established individual objectives. Consistent with the 2014 annual incentive plan design and implementation, in February 2015 the Compensation Committee and Board approved the annual incentive plan for 2015 (the “Bonus Plan”) which, for the executive officers and other key employees, was based (i) 90% on the achievement of pre-established Billings and Adjusted Cash EBITDA (post-plate) financial objectives and (ii) 10% on the achievement of pre-established individual objectives.

Named Executive Officer Annual Bonus Awards for 2015

For 2015, each of our named executive officers had a specified payout target as a percentage of base salary, based on such executive’s position and level of responsibility, which are set forth below and were unchanged from their 2014 target bonus percentages:

Named Executive Officer	Bonus Target as a Percentage of Base Salary
Linda K. Zecher	125%
Eric L. Shuman	100%
Lee R. Ramsayer	100%
Mary J. Cullinane	100%
William F. Bayers	100%

Under the Bonus Plan, achievement of the financial performance metric-based portion of the total bonus opportunity for our named executive officers was determined as follows:

•	45% was based on the Company’s 2015 achievement of consolidated Adjusted Cash EBITDA (post-plate), excluding contribution from the EdTech business acquired in May 2015, compared to the target of $302 million; and

•	45% was based (i) 32.5% on the Company’s 2015 achievement of consolidated Billings, excluding contribution from the EdTech business acquired in May 2015, compared to the target of $1,594 million and (ii) 12.5% on the Company’s 2015 achievement of consumer Billings compared to the target therefor (which was set at a level that the Compensation Committee believed would be reasonably difficult to achieve but within reach under the operating plan in the case of superior performance).

No payout would be made under the Bonus Plan in respect of a specific financial performance metric unless threshold performance (90%) for that metric was achieved. At threshold level performance, the bonus payout would be 60% of target with respect to that metric. If actual performance was at or above 110% of target, the bonus payout would be 140% of target with respect to that metric. Payout for achievement between 90% and 110% of target for that metric would be linearly interpolated. The Company also established an additional minimum performance threshold with respect to Adjusted Cash EBITDA (post plate), excluding contribution from the EdTech business acquired in May 2015, for purposes of tax deductibility under Section 162(m) of the Code.

With respect to the portion of the bonus for our CEO that is based on achievement of pre-established individual objectives (which could be earned from 0-200%), the Compensation Committee (in coordination with the Board) reviews and evaluates her performance against pre-set performance goals determined by the Compensation Committee and the Board, which for 2015 included financial objectives; customer relationship objectives; company leadership objectives; company culture objectives; company organizational objectives; product and infrastructure objectives; and investor relations objectives. With respect to the portion of the bonus for our other named executive officers that is based on achievement of pre-established individual objectives, Ms. Zecher recommended to the Compensation Committee their individual performance achievement (0-200%) by considering their success in relation to their respective pre-set individual performance goals.

In 2015, while the Company’s consolidated Adjusted Cash EBITDA (post plate) and consolidated Billings (each excluding contribution from the EdTech business acquired in May 2015) were below their threshold performance levels resulting in no payout factor under the Bonus Plan with respect to such metrics, the Company’s consumer Billings achieved 99% of the target performance level resulting in a payout factor of 96.1% under the Bonus Plan for that metric. This resulted in an ultimate payout of approximately 12% under the Bonus Plan with respect to the financial metric-based portion of the annual bonus, as depicted below:

	Consolidated Adjusted Cash EBITDA (Post Plate) (45%)	Consolidated Billings (32.5%)	Consumer Billings (12.5%)	Total Payout Percentage Under Bonus Plan
Actual Company Performance Achievement	Below Threshold	Below Threshold	99% of Target	n/a
Actual Payout Percentage per Bonus Plan	0%	0%	96.1%	12%

Based on its review of Ms. Zecher’s 2015 performance and the Company’s achievement in comparison to the financial targets set forth above, the Board approved an annual bonus award equal to approximately 22% of her target bonus opportunity. After consideration of Ms. Zecher’s review of the other named executive officers’ performance and the Company’s achievement in comparison to the financial targets set forth above, the Compensation Committee approved bonus awards to Mr. Shuman, Ms. Cullinane and Mr. Bayers in an amount equal to approximately 22% of their target bonus opportunities and to Mr. Ramsayer in an amount equal to approximately 26% of his target bonus opportunity.

The foregoing named executive officer actual bonus payout as a percentage of target bonus opportunity is depicted below:

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary	Actual Bonus as a Percentage of Target Bonus Opportunity
Linda K. Zecher	125%	22%
Eric L. Shuman	100%	22%
Lee R. Ramsayer	100%	26%
Mary J. Cullinane	100%	22%
William F. Bayers	100%	22%

While the Company’s performance with respect to Adjusted Cash EBITDA (post plate), excluding contribution from the EdTech business acquired in May 2015, was below the threshold level established for purposes of Section 162(m) of the Code, in light of the Company’s strong 2015 performance relative to its pre-established consumer Billings target and consistent with the Company’s pay-for-performance philosophy, the Compensation Committee determined to pay out bonuses with respect to the financial metric based portion of the annual bonus to our named executive officers, among other executives and key employees, based on our successful achievement of our consumer Billings performance in accordance with the Bonus Plan.

Special Recognition Bonus Awards

In recognition of their superior efforts to help drive the Company’s successful acquisition of the EdTech business and/or subsequent integration efforts, in February 2016 the Compensation Committee awarded Mr. Bayers and Mr. Ramsayer, among other employees, a special recognition bonus of $50,000 and $75,000, respectively.

Long-Term Incentives – Equity Awards

In determining executive officer and other key employee long-term incentive opportunity, the Compensation Committee generally considers, as applicable, their qualifications, experience and industry knowledge, the quality and effectiveness of his or her leadership at the Company, the scope of his or her responsibilities and future potential, the goals and objectives established for them, their past performance, internal pay equity, market data for the position and/or other factors as deemed appropriate. In addition, the Compensation Committee considers the other components of their compensation and the mix of performance-based pay to total direct compensation. The Compensation Committee does not apply any specific weighting to these factors.

Named Executive Officer Long-Term Incentive Awards for 2015

During 2014 and 2015, the Compensation Committee, with the assistance of F.W. Cook, performed an in-depth review of the design of the Company’s long-term incentives. As a result in February 2015, in order to further align executive and other key employee incentive compensation with Company financial performance objectives and long-term value creation, our Board (as recommended by the Compensation Committee) adopted a new annual long term incentive program for our executive officers and other key employees (referred to above as the 2015 LTIP), with:

•	60% of the equity incentive award subject to performance-based vesting, which vests (if at all) based on the achievement of three-year cumulative performance targets for consolidated Billings (50% weighting) and Adjusted Cash EBITDA (post-plate) (50% weighting), generally subject to continued employment; and

•	40% of the equity incentive award subject to time-based vesting, which vests ratably over three years subject to continued employment.

Under the 2015 LTIP, no payout would be made in respect of a performance metric unless threshold performance (80%) for that metric is achieved. At threshold level performance, the award payout would be 40% of target with respect to that metric. If actual performance was at target, the bonus payout would be at 100% of target with respect to that metric. If actual performance was at or above 110% of target, the award payout would be 140% of target with respect to that metric. Payout for achievement between 80% and 100% and between 100% and 110% for that metric would be linearly interpolated between the applicable achievement levels.

In February 2015, our Board (as recommended by the Compensation Committee) approved grants of time- and performance-based restricted stock to the named executive officers as follows:

Named Executive Officer	Shares of Time-Based Restricted Stock (#)	Shares of Performance-Based Restricted Stock at Target Performance (#)(1)	Aggregate Fair Value on the Date of Grant ($)(2)
Linda K. Zecher	59,701	89,552	2,999,995
Eric L. Shuman	21,891	32,836	1,100,013
Lee R. Ramsayer	17,910	26,866	899,998
Mary J. Cullinane	15,920	23,881	800,000
William F. Bayers	10,945	16,418	549,996

(1)	These equity awards have performance-based vesting conditions in addition to service-based vesting conditions and this table discloses the target number of shares based on achievement of target level performance. The maximum number of shares that could be delivered to the executive based on above-target level performance is equal to 140% of the target number of shares.

(2)	The fair value of these equity awards is based on our closing common stock price on the date of grant (March 3, 2015), which was $20.10.

See the “Grants of Plan-Based Awards For 2015” and “Outstanding Equity Awards at Fiscal Year-End 2015” tables for a more detailed description of each equity award granted to our named executive officers in 2015.

Employee Benefits

Executive officers and other key employees participate in employee benefit plans generally available to all employees on the same terms, such as our 401(k) plan with a Company matching contribution. We may provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer and supportive of our overall business and human resource strategies. We provide our executive officers and other key employees with parking and executive level relocation benefits. In addition we provide certain of our named executive officers with executive life insurance. These special benefits are designed to enable us to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of highly skilled executives.

See the “Summary Compensation Table” for further details on the amounts of these benefits provided to our named executive officers in 2015.

Employment and Severance Arrangements and Change in Control Protection

In 2013, the Company entered into employment agreements with our CEO and Mr. Shuman, then our Chief Financial Officer, in connection with the preparation for our initial public offering, which agreements, among other things, provide for severance benefits upon termination without “cause” and for “good reason” (as such terms are defined in the respective agreements and, with respect to Mr. Shuman, as in effect prior to the amendment thereto). The payment of severance benefits under such agreements is subject to the Company’s receipt of a release of claims and continued compliance with post-employment restrictions to which the individual is subject. The Company has entered into employment offer letters with our other named executive officers. See “—Employment Agreements” and “—Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

In recognition of the need to retain key personnel during a period of significant change and uncertainty, in December 2012 our Board adopted a Change in Control Severance Plan (the “Change in Control Severance Plan”). The Change in Control Severance Plan is designed to retain our executives officers and other key employees and align their interests with those of our stockholders so that the executives and other key employees can consider transactions that may be in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. The Change in Control Severance Plan provides for “double trigger” severance payments and related benefits, which means that both a change in control and a termination of employment without “cause” or for “good reason” (as such terms are defined in the Change in Control Severance Plan) must occur in order for a named executive officer’s severance benefits to be triggered in connection with a change in control. The payment of severance benefits under such plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject. See “—Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the Change in Control Severance Plan.

As described above, in order to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of high caliber executive talent, in November 2015 our Board, (as recommended by our Compensation Committee), adopted an ELT Severance Plan for executive officers and other key employees to provide enhanced severance benefits for designated employees in the event of certain involuntary terminations. The payment of severance benefits under such plan is subject to the Company’s receipt of a release of claims. See “—Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the ELT Severance Plan.

In addition to the severance protection described above, we also provide our executives and other key employees with certain protections with respect to their equity awards in the event of a change in control. With respect to equity grants made under our 2015 Omnibus Incentive Plan, we do not provide single-trigger equity vesting upon a change of control where the acquiring or successor company assumes or substitutes our outstanding equity awards. However, we do provide double-trigger accelerated vesting of awards in the event of certain involuntary terminations within 12 months following a change in control. Our CEO and Mr. Shuman are also entitled to special accelerated vesting of certain awards in connection with certain involuntary terminations pursuant to the terms of their employment agreements. In addition, in the event a termination without cause occurs after at least one third of the performance period is completed, our performance-based restricted stock award agreements provide for pro-rata vesting on the scheduled vesting date based on the number of months of completed service and actual performance achievement. See “—Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the change in control protections provide under are equity and other arrangements.

Equity Award Grant Practices

Following our initial public offering in 2013, equity awards were made under our 2012 MIP. However, following stockholder approval of our 2015 Omnibus Incentive Plan at our 2015 Annual Meeting of Stockholders, no further grants have been or can be made under the 2012 MIP. In accordance with the 2015 Omnibus Incentive Plan, the exercise price of all stock options cannot be less than 100% of the fair value (as determined under the 2015 Omnibus Incentive Plan) of our common stock on the date of the grant. Options granted under the 2015 Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee except that the maximum term of an option shall generally be no more than ten years after the date of grant. Likewise, the terms and conditions of vesting and expiration of restricted stock and RSUs issued under the 2015 Omnibus Incentive Plan shall be determined by the Compensation Committee and set forth in the applicable award agreement.

Generally, the Company grants equity awards to employees annually during the first quarter of the Company’s fiscal year, for which the grant date is the business day that is three business days following the date on which the Company releases its fiscal year-end earnings information following the related approval. From time to time, the Company grants awards to employees outside of the annual grant cycle for various reasons (e.g., promotion, recognition and retention), for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following the related award approval. From time to time, the Company may also grant an award to newly hired Company employees as an incentive to join the Company, for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following both the new hire’s first day of employment and the related award approval.

Stock Ownership Guidelines

Our Stock Ownership Policy for our executive officers and other key employees and the Company’s non-employee directors, which became effective as of March 2015, requires each covered person to hold a minimum ownership interest in the Company within a specified period of time equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors) as follows:

•	Chief Executive Officer: 5x annual base salary

•	Chief Financial Officer: 4x annual base salary

•	Other covered employees: 3x annual base salary

•	Non-employee directors: 3x annual cash retainer

Hedging and Pledging

Our Board adopted a Securities Trading Policy prohibiting, among other things, our directors and executive officers from hedging the economic risk associated with the ownership of our common stock and pledging our common stock after the date the policy was adopted. None of our directors or executive officers is engaged in any hedging or pledging transaction involving shares of our common stock.

Enablement of Clawbacks/Forfeitures

Our awards under our 2012 MIP and our 2015 Omnibus Incentive Plan are subject to clawback and/or forfeiture in the event that recoupment is required by Company policy (as may be adopted) and/or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, Dodd-Frank Act and/or the rules and regulations of NASDAQ). The Compensation Committee monitors regulatory developments with respect to applicable executive compensation recovery policies required by the Dodd Frank Act and expects to consider and adopt a recovery policy with respect to executive compensation to comply with the final rules (and related guidance, if any) to be issued by the SEC in connection therewith.

Further, our Bonus Plan provides that if, in their sole discretion, the plan administrators determine that during a participant’s employment with the Company or its business units, the participant has violated the Company’s Code of Conduct or any other Company policy, committed any unlawful or criminal act of moral turpitude, perpetrated a fraud upon the Company, or competed or made preparations to compete with the Company, any bonus under the Bonus Plan shall be forfeited.

No Excise Tax Gross-Ups

We do not provide “gross-ups” for any taxes that might be imposed on an executive with respect to payments in connection with a change in control pursuant to Section 4999 (“golden parachute taxes”) or non-compliant deferred compensation arrangements subject to Section 409A of the Code.

Impact of Tax Considerations

With respect to taxes, Section 162(m) (“Section 162(m)”) of the Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its CEO and three other named executive officers (other than the CFO), unless certain conditions are satisfied. As a newly public company, we are generally exempt from the provisions of Section 162(m) with respect to compensation paid under plans and agreements that were described in our prospectus accompanying our initial public offering in 2013, and stock options and restricted stock granted under such plans, during a special transition period which expires at the first meeting of our stockholders in 2017 at which directors are elected. Compensation payable in respect of awards under our new 2015 Omnibus Incentive Plan is not covered by the transition period exemption; however, we have designed our plan to enable awards granted thereunder to qualify as performance-based compensation, which is generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and based on this review and discussion, has recommended to the Board that it be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee Members
John R. McKernan, Jr. (Chair)
L. Gordon Crovitz
Lawrence K. Fish
John F. Killian

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

The Compensation Committee discussed with members of management our risk assessment of the Company’s compensation programs and policies, which focused on potential design risks of our incentive compensation programs and mitigating features of our compensation programs and related policies.

As part of this assessment, we considered such factors as the mix of fixed and variable compensation, the mix of short- and long-term incentive compensation and the mix of short- and long-term performance-based compensation within our compensation programs. With respect to variable and incentive compensation, we considered the mix of award types, performance measures used, measurement and vesting periods, payout scales, ability to exercise discretion, thresholds and caps. We also considered our governance practices and other risk mitigating policies such as our Code of Conduct, Corporate Governance Guidelines, internal controls, stock ownership guidelines, hedging and pledging policies, forfeiture provisions and our ability to apply clawbacks to awards to the extent required by Company policy or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act or NASDAQ rules).

Based on the foregoing, the Compensation Committee does not believe that our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2015

The following table sets forth the cash and non-cash compensation paid by us or incurred on our behalf to our named executive officers during the years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Linda K. Zecher
CEO	2015	935,000	—	2,999,985	—	257,250	28,264	4,220,502
	2014	932,712	—	—	—	1,063,874	28,264	2,024,850
	2013	834,615	1,375,000	2,098,703	—	900,000	27,934	5,236,252

Eric L. Shuman*
Former Executive Vice
President/ CFO	2015	575,000	—	1,100,013	—	126,561	17,405	1,818,973
	2014	574,327	—	50,005	—	523,403	17,405	1,165,140
	2013	542,308	125,000	438,401	—	467,500	17,075	1,590,284

Lee R. Ramsayer
Executive Vice
President/ U.S. Sales	2015	424,231	75,000	899,998	—	111,045	7,800	1,518,068
	2014	400,000	—	25,012	—	404,107	7,800	836,919
	2013	396,154	37,500	—	639,824	380,000	—	1,453,478

Mary J. Cullinane
Executive Vice President/Chief
Content Officer	2015	397,692	—	800,000	—	88,043	9,960	1,295,690
	2014	325,000	—	25,000	—	311,337	9,960	671,297
	2013	325,000	—	—	948,066	302,250	9,630	1,584,946

William F. Bayers(5)
Executive Vice President/ General
Counsel	2015	400,000	50,000	549,996	—	88,043	25,179	1,113,215
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—

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*	Effective as of the end of the day on March 13, 2016, Mr. Shuman transitioned from his role as Executive Vice President and Chief Financial Officer of the Company to the role of Senior Advisor, in which he agreed to serve through July 1, 2016.

(1)	For Ms. Zecher, this figure represents a $1,000,000 signing bonus paid in August 2013 in connection with the signing of her new employment agreement and the cash portion ($375,000) of a special bonus paid to Ms. Zecher in January 2013 relating to her contributions to the Company’s restructuring and emergence from bankruptcy. For Mr. Shuman, this figure represents the cash portion ($125,000) of the special bonus paid to him in January 2013 relating to his contributions to the Company’s restructuring and emergence from bankruptcy. For Mr. Ramsayer, this figure represents a $75,000 special bonus paid to him in March 2015 in recognition of his superior efforts related to the acquisition of the EdTech business and the final quarter ($37,500) of a $150,000 bonus paid to him in January 2013 pursuant to his offer letter. For Mr. Bayers, this figure represents a $50,000 special bonus paid to him in March 2015 in recognition of his superior efforts related to the acquisition of the EdTech business.

(2)

Represents the aggregate grant date fair value of stock options and of RSUs, restricted stock and performance-based restricted stock, as applicable, granted during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013 in accordance with the FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form

10-K for the year ended December 31, 2015. These values do not correspond to the actual values that may be realized by our named executive officers for these awards and the grant date fair value of the performance-based restricted stock awards assumes target performance is achieved. However, assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the performance-based restricted stock awards granted to each of the named executive officers in 2015, using the grant date fair value, is as follows for Ms. Zecher: $2,519,997; Mr. Shuman: $923,997; Mr. Ramsayer: $756,001; Ms. Cullinane: $672,003; and Mr. Bayers: $461,998

(3)	Represents annual cash bonus awards under our short-term incentive plans in respect of the year indicated, although the awards were actually paid in the following year.

(4)	For Ms. Zecher, this amount for 2015 represents Company-paid life insurance premiums ($15,364); parking ($5,100); and employer matching contributions to our 401(k) plan ($7,800). For Mr. Shuman, this amount for 2015 represents Company-paid life insurance premiums ($4,505); parking ($5,100); and employer matching contributions to our 401(k) plan ($7,800). For Mr. Ramsayer, this amount for 2015 represents employer matching contributions to our 401(k) plan ($7,800). For Ms. Cullinane, this amount for 2015 represents parking ($2,160); and employer matching contributions to our 401(k) plan ($7,800). For Mr. Bayers, this amount for 2015 represents Company-paid life insurance premiums ($12,279); parking ($5,100); and employer matching contributions to our 401(k) plan ($7,800).

(5)	Mr. Bayers was not a named executive officer in the years ended December 31, 2014 or December 31, 2013 so we have reported his compensation only for 2015.

Grants of Plan-Based Awards for 2015

The following table details information regarding plan-based awards with respect to our named executive officers for 2015:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Linda K. Zecher	—	—	1,168,750	1,168,750	—	—	—	—	—
	03/03/15	—	—	—	—	—	—	59,701	1,199,990
	03/03/15	—	—	—	—	89,552	125,373	—	1,799,995

Eric L. Shuman	—	—	575,000	839,500	—	—	—	—	—
	03/03/15	—	—	—	—	—	—	21,891	440,009
	03/03/15	—	—	—	—	32,836	45,970	—	660,004

Lee R. Ramsayer	—	—	425,000	620,500	—	—	—	—	—
	03/03/15	—	—	—	—	—	—	17,910	359,991
	03/03/15	—	—	—	—	26,866	37,612	—	540,007

Mary J. Cullinane	—	—	400,000	584,000	—	—	—	—	—
	03/03/15	—	—	—	—	—	—	15,920	319,992
	03/03/15	—	—	—	—	23,881	33,433	—	480,008

William F. Bayers	—	—	400,000	584,000	—	—	—	—	—
	03/03/15	—	—	—	—	—	—	10,945	219,994
	03/03/15	—	—	—	—	16,418	22,985	—	330,002

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(1)

For a description of the material terms of these awards, please see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Bonus.” The amounts in these columns reflect target and maximum payouts under the Bonus Plan.

There is no threshold-level payout under the Bonus Plan. The maximum possible payout under the Bonus Plan is 146% of the target payout, representing 140% of the target payout based on Company performance metrics (90% of target) and 200% of the target payout based on individual performance objectives (10% of target). The actual amount earned by each named executive officer under the Bonus Plan for 2015 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For additional information about our Bonus Plan and a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Bonus.”

(2)	The performance-based restricted stock awards cliff vest on the later (i) of the third anniversary of the grant date (March 3, 2018) and (ii) the date the Compensation Committee certifies that the applicable performance thresholds have been met. The amounts in these columns reflect target and maximum number of shares that could be issued under the performance-based restricted stock award agreements. There is no threshold-level payout with respect to such awards. The maximum possible number of shares that could be issued is 140% of the target number of shares based on achievement of the relevant Company performance metrics.

(3)	The time-based restricted stock awards vest in equal increments on each of the first, second and third anniversaries of the grant date.

(4)	Represents the aggregate grant date fair value of the awards of performance-based restricted stock granted during 2015 in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. These values do not correspond to the actual values that may be realized by our named executive officers for these awards and the grant date fair value of the performance-based restricted stock assumes target performance is achieved. However, if performance conditions were achieved at the maximum level, the grant date fair value of the performance-based restricted stock included in this column for each of the named executive officers would have been as follows for: Ms. Zecher $2,519,997; Mr. Shuman $923,997; Mr. Ramsayer $756,001; Ms. Cullinane $672,003; and Mr. Bayers $461,998.

Employment Arrangements

We have entered into employment arrangements with our CEO and our former Chief Financial Officer and offer letters of our other named executive officers. For a description of the severance benefits each executive officer is entitled to receive upon a termination of employment pursuant to the terms of his or her employment arrangement, please see “—Potential Post-Employment Payments Upon Termination or Change in Control.”

Linda K. Zecher

We entered into an employment agreement with Ms. Zecher (the “Zecher Agreement”), effective August 1, 2013. The Zecher Agreement provides that Ms. Zecher will continue to serve as our President and CEO until her employment is terminated by us or by Ms. Zecher, which may be at any time, with or without cause, subject to the provisions of the Zecher Agreement. The Zecher Agreement provides for Ms. Zecher to be a member of our Board, and for her to receive the following compensation and benefits: (i) a three-year term with extensions for successive one-year periods thereafter unless either party gives notice of non-renewal at least ninety days in advance; (ii) a base salary of $935,000 beginning January 1, 2014 (subject to annual review for increases only); (iii) a target annual bonus equal to 125% of base salary (actual payment may be more or less, based on actual performance); (iv) a signing bonus of $1,000,000 (which was paid on August 12, 2013); (v) 110,000 RSUs, subject to annual vesting in three equal tranches on the first, second and third anniversaries of August 1, 2013, subject to Ms. Zecher’s continued employment; and (vi) four weeks paid vacation, and participation in all group health, life and disability plans, retirement plans and other employee benefits on a basis consistent with other senior executives. The Zecher Agreement further provides that Ms. Zecher is entitled to be indemnified for her acts and omissions (to the maximum extent permitted by law) and is covered by our directors and officers liability insurance policy to the same extent as members of the Board. Ms. Zecher also confirmed her obligations under her existing restrictive covenant agreement, which include a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of her employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Eric L. Shuman

We entered into an employment agreement with Mr. Shuman (the “Shuman Agreement”), effective August 1, 2013, and an amendment to his employment agreement, effective as of March 10, 2016, in connection with the transition of his role to Senior Advisor to the Company. The Shuman Agreement amendment provides that, following his stepping down as our Executive Vice President and Chief Financial Officer effective as of the end of the day on March 13, 2016, Mr. Shuman will serve as our Senior Advisor through July 1, 2016, or if sooner, until his employment is terminated by us or by Mr. Shuman, which may be at any time, with cause, subject to the provisions of the Shuman Agreement as amended. The Shuman Agreement provides for the following compensation and benefits: (i) a three-year term with extensions for successive one-year periods thereafter unless either party gives notice of non-renewal at least ninety days in advance (as modified by the amendment, as described below); (ii) a base salary of $575,000 beginning January 1, 2014 (subject to annual review for increases only); (iii) a target annual bonus equal to 100% of base salary (actual payment may be more or less, based on actual performance); (iv) 20,000 RSUs, subject to annual vesting in three equal tranches on the first, second and third anniversaries of August 1, 2013, subject to Mr. Shuman’s continued employment (as modified by the amendment, as described below); and (v) four weeks paid vacation, and participation in all group health, life and disability plans, retirement plans and other employee benefits on a basis consistent with other senior executives. The Shuman Agreement further provides that Mr. Shuman is entitled to be indemnified for his acts and omissions (to the maximum extent permitted by law) and is covered by our directors and officers liability insurance policy to the same extent as members of our Board. Mr. Shuman also confirmed his obligations under his existing restrictive covenant agreement, which include a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Lee R. Ramsayer

We entered into an offer letter on January 25, 2012, with Lee Ramsayer, with an effective date of February 13, 2012. Mr. Ramsayer’s offer letter provides that Mr. Ramsayer will serve as our Executive Vice President and General Manager, until his employment is terminated by us or by Mr. Ramsayer, which may be at any time, with or without cause. Mr. Ramsayer is entitled to receive an annual base salary of $375,000, was eligible to participate in our Bonus plan with a target annual bonus equal to $350,000 and is eligible to participate in an equity program. Mr. Ramsayer’s offer letter provided for a $75,000 signing bonus and an additional bonus totaling $150,000, payable in equal quarterly installments of $37,500 over the 12 month period following his first day of employment. Mr. Ramsayer is entitled to four weeks of vacation per year.

Mr. Ramsayer also executed confidentiality and non-competition agreements, containing a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his employment and for a period of one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

Mary J. Cullinane

We entered into an offer letter on October 21, 2011, with Mary Cullinane, with an effective date of January 2, 2012. Ms. Cullinane’s offer letter provides that Ms. Cullinane will serve as our Senior Vice President Corporate & Social Responsibility, until her employment is terminated by us or by Ms. Cullinane, which may be at any time, with or without cause. Ms. Cullinane is entitled to receive an annual base salary of $225,000, is eligible to earn up to $150,000 in annual bonus compensation and is eligible to participate in an equity program. Ms. Cullinane is entitled to four weeks of vacation per year.

Ms. Cullinane also executed confidentiality and non-competition agreements, containing a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of her employment and for a period of one year thereafter, as well as non-disparagement, confidentiality, and intellectual property provisions.

William Bayers

We entered into an offer letter on April 10, 2007, with Mr. Bayers with an effective date of April 12, 2007. Mr. Bayers’ offer letter provides that Mr. Bayers will continue to serve as our Executive Vice President, General Counsel and Secretary, until his employment is terminated by us or by Mr. Bayers, which may be at any time, with or without cause. Mr. Bayers is entitled to receive an annual base salary of $400,000, and in accordance with the terms of the annual bonus plan and our benefit policies, is eligible for an annual target bonus of 100% of his base salary. Mr. Bayers is entitled to four weeks of vacation per year. He also is entitled to prior service credit for purposes of eligibility under the Company’s post-retirement medical plan.

Mr. Bayers also executed a confidentiality and intellectual property agreement containing customary restrictions.

Outstanding Equity Awards at Year-End 2015

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)		Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(10) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (11) ($)

Linda K. Zecher	2,298,576	(1)	—		12.50	6/21/2019	96,367	(6)	2,098,873	89,552	1,950,443

Eric L. Shuman	434,071	(2)	409,357	(2)	12.50	6/21/2019	30,290	(7)	659,719	32,836	715,168

Lee R. Ramsayer	199,825	(3)	143,275	(3)	12.50	11/6/2019	18,777	(8)	408,963	26,866	585,141

	92,808	(4)	122,806	(4)	12.50	1/29/2020	—		—

Mary J. Cullinane	42,486	(2)	81,871	(2)	12.50	6/21/2019	16,787	(8)	365,621	23,881	520,128

	81,871	(5)	163,742	(5)	13.48	7/24/2020	—		—

William F. Bayers	188,728	(2)	163,742	(2)	12.50	6/21/2019	11,985	(8)	261,033	16,418	357,584

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(1)	The options vested 25% on the date of grant and 25% on June 22, 2013, June 22, 2014 and June 22, 2015.

(2)	The options vested 25% on June 22, 2013, 25% on June 22, 2014 and 25% on June 22, 2015. The remaining options will vest on June 22, 2016.

(3)	The options vested 25% on November 7, 2013, 25% on November 7, 2014 and 25% on November 7, 2015. The remaining options will on November 7, 2016.

(4)	The options vested 25% on January 30, 2014 and 25% on January 30, 2015. The remaining options will vest as to 25% on each of January 30, 2016, and January 30, 2017.

(5)	The options vested 25% on July 25, 2014 and 25% on July 25, 2015. The remaining options will vest as to 25% on each of July 25, 2016 and July 25, 2017.

(6)	Represents (i) the final installment of the RSUs granted on August 1, 2013, which will vest as to 1/3 on August 1, 2016, and (ii) the time-based restricted stock granted on March 3, 2015, which will vest as to 1/3 on each of March 3, 2016, March 3, 2017 and March 3, 2018.

(7)	Represents (i) the final installment of the RSUs granted on August 1, 2013, which will vest as to 1/3 on August 1, 2016, (ii) the remaining installments of the RSUs granted on January 31, 2014, which will vest as to 1/3 on each of January 31, 2016 and January 31, 2017, and (iii) the time-based restricted stock granted on March 3, 2015, which will vest as to 1/3 on each of March 3, 2016, March 3, 2017 and March 3, 2018.

(8)	Represents (i) the remaining installments of the RSUs granted on January 31, 2014, which will vest as to 1/3 on each of January 31, 2016 and January 31, 2017, and (ii) the time-based restricted stock granted on March 3, 2015, which will vest as to 1/3 on each of March 3, 2016, March 3, 2017 and March 3, 2018.

(9)	The amounts in this column reflect the fair market value of the unvested time-based RSUs and restricted stock based on the closing stock price of $21.78 on the last trading day in 2015.

(10)	This column represents the unvested performance-based restricted stock awards at target. The performance-based restricted stock awards cliff vest on the later of (i) the third anniversary of the grant date (March 3, 2018) and (ii) the date the Compensation Committee certifies that the applicable performance thresholds have been met.

(11)	The amounts in this column reflect the fair market value of the unvested performance-based restricted stock awards at target based on the closing stock price of $21.78 on the last trading day in 2015. The fair market value of the performance-based restricted stock awards assumes target performance is achieved. However, if performance conditions were achieved at the maximum level, the fair market value in this column for each of the named executive officers would have been as follows: Ms. Zecher $2,730,624; Mr. Shuman $1,001,227; Mr. Ramsayer $819,189; Ms. Cullinane $728,171; and Mr. Bayers $500,613.

Option Exercises and Stock Vested During 2015

The following table provides additional information regarding our named executive officers’ stock option exercises and RSU vesting during 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Linda K. Zecher	900,000	9,059,575	36,667	958,109
Eric L. Shuman	535,000	5,340,319	7,533	191,252
Lee R. Ramsayer	140,000	1,493,596	433	8,521
Mary J. Cullinane	180,000	1,720,017	433	8,521
William F. Bayers	197,500	1,951,681	520	10,234

Potential Post-Employment Payments Upon Termination or Change in Control

Change in Control Severance Plan

We maintain the Change in Control Severance Plan to help retain executives and other key employees by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and our stockholders. The plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits only on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

All of our named executive officers are eligible to participate in the Change in Control Severance Plan. Under this plan, if the executive’s employment is (i) terminated by us other than for “cause” as defined in the 2012 MIP, and other than due to death or disability, or (ii) if the executive resigns for “good reason,” in either case, within two years after a “change in control” or the period commencing on the date of entry into a definitive agreement or following a public announcement by the Company of a transaction or transactions that would result in a change in control (but not earlier than six months preceding the change in control) (the “Change in Control Protection Period”), then HMH or its successor would be obligated to pay or provide the following benefits upon the employee’s execution of a release of claims:

•	A lump sum payment equal to two times annual base salary; plus

•	A lump sum payment equal to 200% (in the case of Ms. Zecher and Mr. Shuman) or 100% (for the other eligible named executive officers) of the officer’s target annual bonus; plus

•	A lump sum payment equal to a pro-rata portion of the target annual bonus.

The plan provides for a cutback of severance payments to the safe harbor amount if the payments would be subject to the excise tax imposed by Section 4999 of the Code but only if such reduction would result in a greater net payment to the executive than he or she would have received without such reduction but after paying the excise tax.

The term “good reason” generally means (i) material adverse change in duties or reporting relationship, (ii) reduction in salary or annual bonus opportunity not in connection with an across-the-board reduction for other senior executives of the Company or (iii) forced relocation to a place of employment more than fifty miles from the employee’s place of employment immediately prior to the change in control; provided, however, that no termination of an employee’s employment will constitute a termination for good reason unless (a) the executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for good reason within thirty days after the executive has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice and (c) the effective date of the employee’s termination for good reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting good reason.

The term “change in control” generally means, unless otherwise provided in any employment agreement between the Company and the applicable employee, the occurrence of any one of the following events:

(i)	any person (as such term is used in Section 13(d) of the Exchange Act) (other than a “permitted holder” (as defined in the Change in Control Severance Plan)), together with its affiliates (other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization, or otherwise;

(ii)	the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d) of the Exchange Act) of persons (other than any permitted holder or their affiliates); or

(iii)	the Company combines with another company if, immediately after such combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company of the combined entity; provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement (each as defined in the Change in Control Severance Plan). In addition, the Board may specifically provide that an event or transaction that would not otherwise qualify as a Change in Control be treated as a Change in Control for purposes of the Plan.

ELT Severance Plan

In November 2015, we adopted the ELT Severance Plan which provides for enhanced severance protection for eligible employees in the event of certain involuntary terminations, including certain of our named executive officers, namely Messrs. Ramsayer, Ms. Cullinane and Mr. Bayers. Under the ELT Severance Plan, if the executive’s employment is involuntarily terminated by us for any reason other than for “cause” (as defined in the plan) then the executive would be entitled to (i) severance pay (as further described below), paid in installments in accordance with the executive’s regular payroll schedule and (ii) outplacement benefits for a period of 12 months, subject to the executive’s execution of a severance agreement (which will include a release of claims and other provisions we deem appropriate, including post-employment obligations). Severance pay will include (a) for Tier I employees, 150% of base salary, and (b) for Tier II employees, 100% of base salary, in each case, in addition to a pro-rated bonus when bonuses are generally paid to active employees.

Equity Award Provisions

Pursuant to the 2015 Omnibus Incentive Plan, if a participant’s employment is terminated without cause (other than due to death/disability) on or within 12 months following a change in control (as defined in the plan), we may provide that: all stock options and SARs shall become immediately exercisable in full; the restricted period, with respect to all of the shares of restricted stock awards and RSUs, shall expire immediately. If the vesting/exercisability of any award is subject to the achievement of performance conditions, the portion of the award that will become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

The 2015 LTIP awards consisted of both time-based restricted stock (40%) and performance-based restricted stock (60%) awards as described above. The award agreements for the time-based restricted stock awards provide that: (i) vesting accelerates if the recipient’s employment is terminated without “cause” (other than due to death or disability) within 12 months following a change in control (or immediately if the award is not assumed or substituted by the successor) and (ii) if the executive is terminated as a result of death or disability, the award will become fully vested. The award agreements for the performance-based restricted stock awards provide that (i) upon a change in control, the performance based-portion of the award will be converted to a service-based award subject to the original vesting schedule with the remaining unvested portion vesting upon a termination within 12 months of the change in control (or immediately if the award is not assumed or substituted by the successor), (ii) if the executive is terminated without cause after the first anniversary of the grant date, the performance-based award will vest prorata based on the number of months employed during the three-year vesting period and actual performance during such period, and (iii) if the executive is terminated as a result of death or disability, the service-based portion of the award will become fully vested and the performance-based portion of the award will vest prorata based on target performance if such event occurs more than one year after the date of grant and 6 months prior to the vesting date or based on actual performance if such event occurs thereafter.

According to the terms of our 2012 MIP, unless otherwise stated in an award agreement, if a named executive officer’s employment is terminated due to their death or disability or for any other reason except by us for “cause” (as defined in the plan), the unvested portion of their equity awards will expire on the date they are terminated. The vested portion of stock option awards will remain exercisable until the earlier of either (i) the expiration of the option period or (ii) 12 months after such termination in the case of termination due to death or disability, 30 days in the case of a voluntary resignation, or 90 days (180 days for Ms. Zecher and Mr. Shuman) after any other termination other than termination by us for cause. If we terminate any named executive officer’s employment for cause, both the unvested and vested equity awards will terminate on the same date their employment is terminated.

Pursuant to the 2012 MIP, upon a change in control (as defined as in the Change in Control Severance Plan, except that the Board does not have an explicit right to provide that an event or transaction that would not otherwise qualify as a change in control be treated as a change in control for purposes of the 2012 MIP), and unless otherwise determined by the Compensation Committee and specified in the applicable award notice, all stock options outstanding under the 2012 MIP will vest and become exercisable with respect to 100% of the shares of our common stock covered by such stock option.

Ms. Zecher and Mr. Shuman have special vesting provisions upon certain terminations of employment pursuant to each of their employment agreements as described below. In addition, Ms. Zecher’s August 2013 RSU award fully vests upon a change in control, a termination by us without cause, a termination of employment due to death or disability, upon her termination for good reason or the non-renewal of her employment agreement. Mr. Shuman’s special vesting provisions are as follows (i) pursuant to the amendment to his employment agreement effective as of March 10, 2016, the remaining 6,666 unvested restricted stock units granted in August 2013 will vest on his retirement from the Company effective July 1, 2016, and (ii) pursuant to Mr. Shuman’s 2013 RSU award agreement, his January 2014 RSU award fully vests upon a change in control or a termination due to death or disability and (iii) pursuant to his employment agreement in effect prior to the amendment, if his service is terminated (x) by a successor to Ms. Zecher as CEO without cause during the period beginning on appointment of a successor to Ms. Zecher as CEO and ending three months thereafter or (y) by Mr. Shuman for good reason during such period, Mr. Shuman would be entitled to receive immediate accelerated vesting of unvested equity awards determined as if he had completed twelve additional months of employment. The January 2014 RSU awards issued to our named executive officers (other than our CEO) will become immediately fully vested in the event that the named executive officer’s continuous service is terminated (i) due to death or disability or (ii) by the Company other than for cause, and other than due to death or disability, within one year following the occurrence of a change in control.

Employment Agreement for Linda K. Zecher

Pursuant to the Zecher Agreement, upon a termination by us without “cause,” by Ms. Zecher for “good reason” (each as defined below) or due to our non-renewal of the Zecher Agreement, she would be entitled to payment of any bonus earned for the prior fiscal year and vested benefits accrued under other plans, and she would be entitled, subject to her execution of a release of claims, to receive (i) two years of base salary, 50% of which would be paid during the twelve months following such termination with the remainder to be paid in a lump sum on the first anniversary of such termination; (ii) an immediate lump sum payment in an amount after taxes sufficient so that Ms. Zecher can pay for one year of COBRA coverage; (iii) immediate accelerated vesting of unvested equity awards that would have vested assuming for such purpose that Ms. Zecher had completed an additional twelve months of employment (other than the RSUs granted pursuant to the Zecher Agreement, which would become immediately fully vested), provided that one hundred percent of any then unvested equity awards will immediately vest if such termination of employment occurs during the Change in Control Protection Period (as defined above for the Change in Control Severance Plan); and (iv) a pro-rata portion of her annual bonus for the year of termination, payment to be made by the following March 15 based on actual performance. Ms. Zecher is entitled to participate in the Change in Control Severance Plan and, if she becomes entitled to both regular severance and severance under the Change in Control Severance Plan, she will receive the greater of the applicable payments. Pursuant to the Zecher Agreement, no termination or modification in any manner of the terms and conditions of Ms. Zecher’s participation in the Change in Control Severance Plan may be made without her written consent. Ms. Zecher is also entitled to payment of a pro-rata bonus for the year of termination, plus any accrued amounts, upon termination of her employment due to death or disability.

For purposes of the Zecher Agreement and the Shuman Agreement in effect prior to the amendment, “good reason” generally means executive’s voluntary termination, upon thirty days prior written notice to us, after any one of the following events: (i) a material reduction or change in job duties, responsibilities and requirements materially inconsistent with executive’s position with us and executive’s prior duties, responsibilities and requirements (including, a material reduction due to our becoming part of a larger entity, unless executive receives substantially the same level of job duties, responsibilities and requirements with respect to the total combined entity and not only with respect to us as a division, subsidiary or business unit of the total combined entity); (ii) a material change in reporting relationship; (iii) executive being required to relocate to a facility or location more than thirty miles outside of Boston, Massachusetts without her or his written consent; or (iv) a material breach of the Zecher Agreement or the Shuman Agreement; provided, however, that a voluntary termination by executive shall not constitute good reason if such event or events are cured by us within thirty days after receipt of written notice from such executive of executive’s intent to terminate employment for good reason.

Employment Agreement for Eric L. Shuman

Pursuant to the Shuman Agreement in effect prior to the amendment, upon a termination by us without “cause,” by Mr. Shuman for “good reason” (each as defined above) or due to our non-renewal of the Shuman Agreement, he would be entitled to payment of any bonus earned for the prior fiscal year and vested benefits accrued under other plans, and, subject to his execution of a release of claims, to receive (i) 1.5 years of base salary, two-thirds of which shall be paid during the twelve months following such termination with the remainder to be paid in a lump sum on the first anniversary of such termination, (ii) if (a) a successor to Ms. Zecher as CEO terminates Mr. Shuman without cause during the period beginning on appointment of a successor to Ms. Zecher as CEO and ending three months thereafter or (b) Mr. Shuman terminates his employment for good reason, provided that he submitted notice of such termination during such period, the executive would be entitled to receive immediate accelerated vesting of unvested equity awards determined as if he had completed twelve additional months of employment, provided that one hundred percent of any then unvested equity awards will immediately vest if such termination of employment occurs during the Change in Control Protection Period (as defined above for the Change in Control Severance Plan); and (iii) a pro-rata portion of his annual bonus for the year of termination, payment to be made by the following March 15 based on actual performance. Pursuant to his employment agreement as amended, Mr. Shuman is eligible to receive such severance benefits described in clause (i) and (iii) above upon his retirement on July 1, 2016, with the prorated bonus for 2016 based on his length of service as our Chief Financial Officer during the year. Mr. Shuman is entitled to participate in the Change in

Control Severance Plan and, if he becomes entitled to both regular severance and severance under the Change in Control Severance Plan, he will receive the greater of the applicable payments. Pursuant to the Shuman Agreement, no termination or modification in any manner of the terms and conditions of Mr. Shuman’s participation in the Change in Control Severance Plan may be made without his written consent. Pursuant to his employment agreement as amended, Mr. Shuman is also entitled to payment of a pro-rata bonus for the year of termination based on his length of service as our Chief Financial Officer during the year, plus any accrued amounts upon termination of his employment due to death or disability.

Severance Protection for Lee R. Ramsayer, and Mary J. Cullinane and William Bayers

With respect to 2015, upon certain involuntary terminations of employment by us (without “cause”), in the absence of a change in control, each of Mr. Ramsayer, Ms. Cullinane and Mr. Bayers would be entitled to payment pursuant to the ELT Severance Plan and upon a termination in connection with a change in control, they would be entitled to termination payments pursuant to the Change in Control Severance Plan.

Termination Payments

The following table sets forth the payments each of our named executive officers would have received if their employment had been terminated due to death or disability, by us without cause (including our non-renewal for Ms. Zecher and Mr. Shuman) or by the executive for good reason on December 31, 2015 and there was no change of control. In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing stock price on the last trading day in 2015, which was $21.78.

		Amounts Payable
Name	Benefit	Termination By Us Without Cause ($)		Resignation for Good Reason ($)		Death or Disability ($)

Linda K. Zecher	Cash Severance	2,127,250	(1)	2,127,250	(1)	257,250	(2)
	COBRA Payments	20,818		20,818		—
	Equity Acceleration	2,704,241	(3)	2,704,241	(3)	2,098,873	(4)

Eric L. Shuman	Cash Severance	989,061	(5)	989,061	(5)	126,561	(2)
	Equity Acceleration	—	(6)	—	(6)	659,716	(4)

Lee R. Ramsayer	Cash Severance	748,545	(7)	—		—
	Equity Acceleration	—		—		408,963	(4)

Mary J. Cullinane	Cash Severance	688,043	(7)	—		—
	Equity Acceleration					365,621	(4)

William F. Bayers	Cash Severance	688,043	(7)	—		—
	Equity Acceleration	—		—		261,033	(4)

–

(1)	Represents two years of base salary and a pro-rata bonus for the year of termination (or Ms. Zecher’s full 2015 annual bonus for a termination on December 31, 2015) in accordance with the Zecher Agreement.

(2)	Represents the named executive’s pro-rata bonus (or full 2015 annual bonus for a termination on December 31, 2015) in accordance with such executive’s employment agreement then in effect.

(3)	Represents accelerated vesting of Ms. Zecher’s time-based RSUs granted pursuant to the Zecher Agreement and accelerated vesting of her other unvested equity that would have vested assuming that she completed an additional 12 months of employment in accordance with the Zecher Agreement.

(4)	Represents accelerated vesting of the executive’s unvested time-based RSUs and restricted stock. The executive’s performance-based restricted stock award is forfeited unless such termination is more than one year after the grant date of March 3, 2015 in which case, a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(5)	Represents 1.5 years of base salary and a pro-rata bonus for the year of termination (or Mr. Shuman’s full 2015 annual bonus for a termination on December 31, 2015) in accordance with the Shuman Agreement in effect prior to the amendment.

(6)	In accordance with the Shuman Agreement in effect prior to the amendment, Mr. Shuman is only entitled to accelerated vesting of his unvested equity that would have vested assuming that he completed an additional 12 months of employment if he is terminated without cause or for good reason in connection with an appointment of a successor to Ms. Zecher, which had not occurred as of December 31, 2015.

(7)	For Mr. Ramsayer, Ms. Cullinane and Mr. Bayers, represents 150% of base salary and a prorated bonus for the year of termination in accordance with the ELT Severance Plan; They are also entitled to 12 months of outplacement benefits thereunder.

Change of Control Termination

The following table sets forth the payments each of our named executive officers would have received if a change of control occurred, and, following a change of control, their employment had been terminated due to death or disability, by us without cause or by the named executive officer for good reason, in each case on December 31, 2015. In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing stock price on the last trading day in 2015, which was $21.78.

		Amounts Payable for Termination in Connection with a Change in Control ($)
Name	Benefit	Termination Without Cause		Resignation for Good Reason		Death, Disability

Linda K. Zecher(1)	Cash Severance	5,376,250	(2)	5,376,250	(2)	257,250	(3)
	COBRA Payments	20,818		20,818		—
	Equity Acceleration	4,049,316	(4)	4,049,316	(4)	2,586,484	(5)

Eric L. Shuman(6)	Cash Severance	2,875,000	(2)	2,875,000	(2)	126,561	(3)
	Equity Acceleration	5,173,695	(7)	3,944,018	(8)	4,637,336	(5)

Lee R. Ramsayer(9)	Cash Severance	1,700,000	(2)	1,700,000	(2)	—
	Equity Acceleration	3,463,314	(10)	2,469,232	(11)	3,024,475	5)

Mary J. Cullinane(9)	Cash Severance	1,600,000	(2)	1,600,000	(2)	—
	Equity Acceleration	3,004,549	(10)	2,118,821	(11)	2,614,469	5)

William F. Bayers(9)	Cash Severance	1,600,000	(2)	1,600,000	(2)	—
	Equity Acceleration	2,138,121	(10)	1,519,526	(11)	1,869,950	(5)

–

(1)	Upon a change in control (in the absence of a termination of employment), Ms. Zecher would be entitled to accelerated vesting of her time-based RSUs granted in 2013 with a value of $798,585, in accordance with the Zecher Agreement.

(2)	Represents (i) two times base salary; (ii) 200% (for Ms. Zecher and Mr. Shuman) and 100% (for other named executive officers) of the individual’s target annual bonus; and (iii) a pro-rata bonus based on the individual’s target annual bonus.

(3)	Represents the executive’s pro-rata bonus (or full 2015 annual bonus for a termination on December 31, 2015) in accordance with such executive’s employment agreement then in effect.

(4)	Represents accelerated vesting of unvested RSUs, restricted stock and performance-based restricted stock calculated based on target performance.

(5)	Time-based RSUs and restricted stock fully vest on termination due to death or disability, regardless of the occurrence of a change in control, and performance-based restricted stock awards vest pro-rata based on the number of months the executive was employed during the performance period and target performance.

(6)	Upon a change in control (in the absence of a termination of employment), Mr. Shuman would be entitled to accelerated vesting of his unvested stock options and RSUs granted in 2013 with a value of $3,944,018, in accordance with his award agreements.

(7)	Represents accelerated vesting of unvested RSUs, restricted stock, stock options and performance-based restricted stock calculated based on target performance.

(8)	Represents accelerated vesting of unvested RSUs granted in 2013 and stock options. In accordance with the Shuman Agreement in effect prior to the amendment, Mr. Shuman is only entitled to accelerated vesting of his other unvested RSUs if such resignation occurs in connection with the appointment of a successor to Ms. Zecher, which had not occurred as of December 31, 2015.

(9)	Upon a change in control (in the absence of a termination of employment), the executive would be entitled to accelerated vesting of stock options only as shown in the column for resignation for good reason.

(10)	Represents accelerated vesting of unvested RSUs, restricted stock, stock options and performance-based restricted stock calculated based on target performance.

(11)	Represents accelerated vesting of unvested stock options only.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Consistent with the results of the advisory vote regarding the frequency of the advisory vote on executive compensation, which was held during our 2014 Annual Meeting of Stockholders, we have chosen to conduct this advisory vote on an annual basis. Accordingly, the next advisory vote on executive compensation following the Annual Meeting will be held at our 2017 Annual Meeting of Stockholders.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; recognizes and rewards superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible.

We ask that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables and accompanying narrative disclosures contained herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described under the heading “Compensation Discussion and Analysis” and the related executive compensation tables and accompanying narrative disclosures contained in the Company’s proxy statement for the Company’s 2016 Annual Meeting of Stockholders.”

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this non-binding, advisory vote and take the voting results into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor (subject to stockholder ratification) and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in the Company’s Audit Committee Charter.

Our management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control over financial reporting and the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.

PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2015, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2015. The Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as PricewaterhouseCoopers LLP’s report related to its audit of: (i) our consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company, its employees and agents and the Board.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee Members
John F. Killian (Chair)
Lawrence K. Fish
Jill A. Greenthal
E. Rogers Novak, Jr.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In August 2015, the Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for 2015. Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions.

The following table sets forth the fees billed to the Company by PricewaterhouseCoopers LLP for services rendered by PricewaterhouseCoopers LLP to the Company for each of the last two completed fiscal years:

	2015	2014
Audit Fees (1)	$2,868,940	$2,387,547
Audit-Related Fees (2)	638,600	49,333
Tax Fees (3)	50,000	—
All Other Fees (4)	1,800	3,600

Total Fees	$3,559,340	$2,440,480

(1)	Consists of fees paid for professional services necessary to perform an audit of the financial statements, review of the quarterly and annual reports and statutory audits, transaction-related services and other services required to be performed by our independent auditors.

(2)	Consists of fees paid for services that are reasonably related to the performance of the audit or review of our financial statements, including the support of business acquisition and divestiture activities.

(3)	Consists of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.

(4)	Consists of fees paid for licenses to technical accounting research software.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. For 2014 and 2015, the Audit Committee approved all fees billed by PricewaterhouseCoopers LLP prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 9, 2016 (the “Ownership Date”) regarding the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee of the Company; (iii) each named executive officer; and (iv) all of our executive officers and directors, as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares. As of the Ownership Date, there were a total of 123,229,206 shares of our common stock outstanding, including time-based and performance-based vesting restricted stock. All amounts of performance-based vesting restricted stock are disclosed as outstanding at the maximum payout levels under the applicable award agreements (which assumes the highest level of performance under the applicable performance criteria is achieved).

Beneficial ownership includes shares of common stock for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares of common stock that each such person has the right to acquire within 60 days following the Ownership Date, including upon the exercise of options or warrants or the vesting of RSUs. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares of common stock deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following the Ownership Date) in both the numerator and the denominator that are used for such calculation.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Anchorage Funds (1)	20,511,494	16.6%
Lazard Asset Management LLC (2)	12,326,292	10.0%
FMR LLC (3)	11,448,627	9.3%
The Vanguard Group, Inc. (4)	8,534,907	6.9%
BlackRock, Inc. (5)	7,765,705	6.3%
Glenhill Advisors, LLC (6)	6,956,524	5.7%
Lawrence K. Fish	30,867	*
L. Gordon Crovitz	16,479	*
Jill A. Greenthal	17,435	*
John F. Killian	11,465	*
John R. McKernan, Jr.	16,007	*
E. Rogers Novak, Jr.	14,825	*
Linda K. Zecher (7)	2,494,784	2.0%
Eric L. Shuman (8)	414,253	*
Lee R. Ramsayer (9)	407,162	*
Mary J. Cullinane (10)	126,648	*
William F. Bayers (11)	189,578	*
All directors, director nominees and executive officers as a group (16 persons) (12)	4,326,025	3.4%

*	Less than 1%.

(1)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13D filed with the SEC on November 24, 2015 by: Anchorage Capital Group; Anchorage Advisors Management, L.L.C. (“Management”); Kevin M. Ulrich (“Mr. Ulrich”); and Anchorage Capital Master Offshore, Ltd. (“ACMO”) (collectively, the “Anchorage Reporting Persons”). The address of each of the Anchorage Reporting Persons is 610 Broadway, 6th Floor, New York, NY 10012.

Includes shares of common stock held for the accounts of ACMO, Anchorage Illiquid Opportunities Offshore Master III, L.P. (“AIOOM III”) and PCI Fund LLC (“PCI Fund”) (collectively, the “Anchorage Funds”). Anchorage Capital Group is the investment advisor to the Anchorage Funds. Management is the sole managing member of Anchorage Capital Group. Mr. Ulrich is the Chief Executive Officer of Anchorage Capital Group and the senior managing member of Management.

According to the Schedule 13D, each of Anchorage Capital Group, Management, and Mr. Ulrich may be deemed the beneficial owner of 20,511,494 shares, which includes: (i) 19,330,830 shares, and 415,392 shares obtainable upon exercise of warrants, held for the account of ACMO; (ii) 622,320 shares, and 8,212 shares obtainable upon exercise of warrants, held for the account of AIOOM III; and (iii) 134,740 shares held for the account of the PCI Fund.

(2)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2016 by Lazard Asset Management LLC. The address of Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, NY 10112.

(3)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

According to the Schedule 13G/A, Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”) to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(6)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on January 14, 2016 by: Glenhill Advisors, LLC; Glenn J. Krevlin; and Glenhill Capital Management, LLC (collectively, the “Glenhill Reporting Persons”). The address of each of the Glenhill Reporting Persons is 600 Fifth Avenue, 11th Floor, New York, NY 10020.

Glenn J. Krevlin, is the managing member and control person of Glenhill Advisors, LLC, and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Long Fund, LP, each a shareholder of the Company. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Long GP, LLC, and is sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Long GP, LLC is the general partner of Glenhill Long Fund, LP.

Glenhill Capital Advisors, LLC is also the investment manager for certain third party accounts for which shares of the Company are held and managed by one or more of the Glenhill Reporting Persons for the benefit of such third parties. Such Glenhill Reporting Persons have dispositive power and share certain voting power with respect to such shares, and receive management fees and performance-related fees in connection therewith. As of the date of the Schedule 13G, there were 1,792,101 shares of common stock of the Company held in such third party managed accounts, and the securities reported in the table above include such shares.

(7)	The amount of shares beneficially owned by Ms. Zecher includes 125,373 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 39,801 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 35,821 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 2,298,576 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(8)

The amount of shares beneficially owned by Mr. Shuman includes 45,970 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 14,594 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the

Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 13,134 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 334,071 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company. Effective as of the end of day, March 13, 2016, Mr. Shuman stepped down from his role as Chief Financial Officer and assumed a role as Senior Advisor.

(9)	The amount of shares beneficially owned by Mr. Ramsayer includes 37,612 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 11,940 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 10,746 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 354,036 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(10)	The amount of shares beneficially owned by Ms. Cullinane includes 33,433 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 10,613 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 9,552 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 79,357 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(11)	The amount of shares beneficially owned by Mr. Bayers includes 22,985 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 7,297 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 6,567 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 153,728 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company.

(12)

The amount of shares beneficially owned by all directors, director nominees and executive officers as a group includes 319,701 shares of performance-based vesting restricted stock, reflecting the maximum payout levels under the applicable award agreement assuming the highest level of performance under the applicable performance criteria is achieved, and 101,491 shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of the Ownership Date. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares. The shares of performance-based vesting restricted stock are subject to total forfeiture if the threshold level of performance under the applicable performance criteria is not achieved (or partial forfeiture if such performance achieves or exceeds the threshold level of performance but achieves less than the maximum level of performance) and generally subject to forfeiture if the executive ceases employment with the Company prior to the 3-year cliff vesting of such shares. Assuming the target level of performance is achieved, which is what the Company has assumed for purposes of determining the grant date fair value of the awards in accordance with the FASB ASC Topic 718, Stock Compensation, 91,342 shares of performance-based vesting restricted stock would be forfeited. The amount of shares beneficially owned also includes 3,728,833 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment with the Company. The amount of shares beneficially owned includes shares beneficially owned by Eric Shuman, who served as Chief Financial Officer as of the Ownership Date but stepped down from such role effective as of the end of day, March 13, 2016. Joseph P. Abbott, Jr., our current Chief Financial Officer, is excluded from this calculation but did not beneficially own any shares as of the Ownership Date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which our equity securities were authorized for issuance as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders(4)	8,053,209	$13.62	8,042,258
Equity compensation plans not approved by security holders	—	—	—

Total	8,053,209	$13.62	8,042,258

(1)	This column includes (as of December 31, 2015): (i) 7,777,813 shares of common stock issuable pursuant to outstanding employee stock option awards, with a weighted-average exercise price of $13.62; and (ii) 275,396 shares of common stock issuable pursuant to outstanding RSU awards. This column does not include any restricted stock awards or shares issuable pursuant to our Employee Stock Purchase Plan.

(2)	This column reflects the calculation of the weighted-average exercise price of the securities included in column (a), except that this column excludes RSU awards because there is no exercise price associated with the vesting of such awards.

(3)	Under the Company’s Employee Stock Purchase Plan, 1,300,000 shares of common stock were originally reserved for issuance. The first offering period under the Employee Stock Purchase Plan ended on December 31, 2015, at which point options to purchase 59,714 shares of common stock under the plan were deemed exercised and such shares were deemed purchased by, and delivered to, the applicable plan participants. This column includes the remaining 1,240,286 shares of common stock reserved for issuance under the plan after giving effect to such purchases and deliveries.

(4)	In 2012, as a result of the Company’s Pre-Packaged Chapter 11 Plan of Reorganization, the Company adopted the 2012 MIP, which became effective upon emergence from bankruptcy proceedings. In 2015, the Company adopted the 2015 Omnibus Incentive Plan and the Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, officers (as defined thereunder) and persons who own more than 10% of our common stock to file reports of ownership and changes thereto on Forms 3, 4 and 5 with the SEC. Such directors, officers and stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms that they file. Except as disclosed herein and in our previous filings with the SEC, and based on a review of the filings and written representations of such persons, we believe that all of our directors, officers and greater than 10% beneficial owners complied with the filing requirements applicable to them in 2015 and prior years. Certain reports required to be previously filed by Michael Dolan, our principal accounting officer (who is not considered an “executive officer” under the Exchange Act rules), were inadvertently filed late in 2016 as follows: a Form 3 with respect to his initial beneficial ownership; a Form 5 with respect to five 2014 transactions and seven 2015 transactions; and a Form 4 with respect to two 2016 transactions.

Stockholder Proposals for the 2017 Annual Meeting

From time to time, stockholders present proposals, which may be proper subjects for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2017 Annual Meeting of Stockholders, without including such proposal in our proxy statement, must deliver written notice thereof to our Secretary, not before January 17, 2017 and not later than February 16, 2017. We must receive stockholder proposals intended to be included in the 2017 proxy statement no later than November 30, 2016 at 5:00 p.m., Eastern Time. In order to qualify for inclusion in our proxy statement, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act. If a stockholder proposal is not properly submitted for inclusion in the 2017 proxy statement pursuant to the requirements described above (but otherwise complies with the advance notice provisions of our By-Laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2017 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders of record will receive a copy of our 2015 Annual Report with this proxy statement. Stockholders may request additional copies in writing to the following address:

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

Attn: Corporate Secretary

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our 2015 Annual Report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2015 Annual Report or the Notice, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us as indicated above. Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our 2015 Annual Report, proxy statement and/or our Notice may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

Other Business

The Board does not know of any matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting or any postponement or adjournment thereof, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including reports on Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hmhco.com) and click on “SEC Filings” under “Financial Information” tab in the “Investor Relations” section of the website.

ANNEX A

HOUGHTON MIFFLIN HARCOURT COMPANY

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO

GAAP FINANCIAL MEASURES

The following is a reconciliation of net sales prepared in accordance with generally accepted accounting principles in the United States (GAAP) to Billings as disclosed by the Company in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC as well as Billings excluding contribution from the EdTech business acquired in May 2015 as used for incentive compensation financial performance achievement metrics under our Bonus Plan for 2015:

($ in millions)	2015 (1)
Net sales	$1,416
Change in deferred revenue	124

Billings	$1,541

EdTech billings	(166)

Billings, excluding EdTech	$1,375

The following is a reconciliation of net loss prepared in accordance with GAAP to Adjusted EBITDA and Adjusted Cash EBITDA as disclosed by the Company in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC as well as Adjusted Cash EBITDA (post plate) excluding contribution from the EdTech business acquired in May 2015 as used for incentive compensation financial performance achievement metrics under our Bonus Plan for 2015:

($ in millions)	2015 (1)
Net loss	$(134)
Interest expense	32
Provision (benefit) for income taxes	(20)
Depreciation expense	73
Amortization expense	224
Non-cash charges – stock compensation	12
Non-cash charges – gain (loss) on derivative instruments	2
Purchase accounting adjustments	7
Fees, expenses or charges for equity offerings, debt or acquisitions	26
Restructuring	5
Severance, separation costs and facility closures	5
Debt extinguishment loss	3

Adjusted EBITDA	$235

Change in deferred revenue	124

Adjusted Cash EBITDA	$359

Additions to pre-publication costs	(104)
Adjusted Cash EBITDA (post plate) – EdTech	(43)

Adjusted Cash EBITDA (post plate), excluding EdTech	$212

(1)	Details may not sum to total due to rounding.

A-1

The following is a reconciliation of free cash flow as disclosed by the Company in our Earnings Press Release for the year ended December 31, 2015 furnished to the SEC on Form 8-K:

($ in Millions)	2015 (1)
Net cash provided by operating activities	$348
Additions to pre-publication costs	(104)
Additions to property, plant, and equipment	(83)

Free Cash Flow	$162

(1)	Details may not sum to total due to rounding.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented Adjusted EBITDA, Adjusted Cash EBITDA (as well as Adjusted Cash EBITDA (post plate) excluding contribution from the EdTech business acquired in May 2015), Billings (as well as Billings excluding contribution from the EdTech business acquired in May 2015) and Free Cash Flow as non-GAAP measures in addition to our GAAP results. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of Adjusted EBITDA and Adjusted Cash EBITDA provide an indicator of our performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, non-cash charges, or levels of depreciation or amortization along with cost such as severance, facility closure cost, and acquisition costs. Accordingly, our management believes that this measurement is useful for comparing our performance from period to period. In addition, targets and positive trends in Adjusted EBITDA and Adjusted Cash EBITDA are used as performance measures and in calculations relating to covenants in our debt arrangements, and Adjusted Cash EBITDA (post plate) is used to determine certain compensation of management. Management also believes that the presentation of Free Cash Flow provides useful information to our investors because management regularly reviews Free Cash Flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our measure of these non-GAAP measures may not be directly comparable to Adjusted EBITDA, Adjusted Cash EBITDA, Billings or Free Cash Flow of other companies. Although we use non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures are limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Billings, Adjusted EBITDA and Adjusted Cash EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and Free Cash Flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA and Adjusted Cash EBITDA are not intended to be a measure of liquidity nor is Free Cash Flow intended to be a measure for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures.

A-2

Electronic Voting Instructions
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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
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Vote by Internet
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A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed; FOR the advisory approval of our executive compensation; and FOR the ratification of our independent auditors for fiscal year 2016.

1.	ELECTION OF SEVEN DIRECTORS:												+
			For	Withhold			For	Withhold			For	Withhold
	01 -	L. Gordon Crovitz	☐	☐	02 -	Lawrence K. Fish	☐	☐	03 -	Jill A. Greenthal	☐	☐

	04 -	John F. Killian	☐	☐	05 -	John R. McKernan, Jr.	☐	☐	06 -	E. Rogers Novak, Jr.	☐	☐

	07 -	Linda K. Zecher	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory Vote on Executive Compensation	☐	☐	☐	3.	Ratification of Auditors for Fiscal Year 2016	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. By signing and dating this proxy, you will be deemed to have acknowledged and assented to the terms of this proxy set forth on the reverse side.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Internet Availability of

Proxy Materials for the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and 2015 Annual Report are available at:

www.edocumentview.com/HMHC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HOUGHTON MIFFLIN HARCOURT COMPANY

The Westin Copley Place Hotel 10 Huntington Avenue, Boston MA 02116

The undersigned, revoking all previous proxies, hereby appoints Linda K. Zecher and William F. Bayers, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the “Company”) that the undersigned is entitled to vote at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Westin Copley Place Hotel, located at 10 Huntington Avenue, Boston MA 02116, on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers which the undersigned would possess if personally present. This proxy (which is being solicited on behalf of the board of directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If voting by proxy, please exercise your right to vote by promptly completing, signing and returning this proxy card by May 16, 2016. You may later revoke the proxy and, if you are able to attend the meeting, you may vote your shares in person.